Exhibit 99.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - x
                                            :
         In re                              :
                                            :        Chapter 11
NTL INCORPORATED, et al.,                   :        Case No. 02-41316 (ALG)
                                            :        (Jointly Administered)
                           Debtors.         :
                                            :
- - - - - - - - - - - - - - - - - - - - - - x















                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES









                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM  LLP

                                   Kayalyn A. Marafioti (KM 9362)
                                   Jay M. Goffman (JG 6722)
                                   Lawrence V. Gelber (LG 9384)
                                   Four Times Square
                                   New York, New York  10036-6522
                                   (212) 735-3000

                                   Attorneys for NTL Incorporated, et al.,
                                     Debtors and Debtors-in-Possession

Dated:   New York, New York
         May 24, 2002


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                                                 TABLE OF CONTENTS

INTRODUCTION.................................................................................................PLAN-1

ARTICLE  I.

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME......................................................................................PLAN-1
         A.    Scope Of Definitions; Rules Of Construction...................................................PLAN-1
         B.    Definitions...................................................................................PLAN-1
         C.    Rules Of Interpretation......................................................................PLAN-17
               1.   General.................................................................................PLAN-17
               2.   "Including".............................................................................PLAN-18
               3.   "On"....................................................................................PLAN-18
               4.   "Contra Proferentum" Rule Not Applicable................................................PLAN-18
         D.    Computation Of Time..........................................................................PLAN-18

ARTICLE  II.

CLASSIFICATION OF CLAIMS AND INTERESTS......................................................................PLAN-18
         A.    Introduction.................................................................................PLAN-18
         B.    Unclassified Claims..........................................................................PLAN-18
               1.   Administrative Claims...................................................................PLAN-18
               2.   Priority Tax Claims.....................................................................PLAN-18
         C.    Unimpaired Classes Of Claims.................................................................PLAN-19
               1.   Class 1:  Other Priority Claims (All Debtors)...........................................PLAN-19
               2.   Class 2:  Secured Claims (All Debtors)..................................................PLAN-19
               3.   Class 3:  General Unsecured Claims (All Debtors)........................................PLAN-19
               4.   Class 4:  Diamond Holdings Notes Claims.................................................PLAN-19
         D.    Impaired Classes Of Claims And Interests.....................................................PLAN-19
               1.   Class 5:  Subsidiary Common Stock Interests.............................................PLAN-19
               2.   Class 6:  Diamond Cable Notes Claims....................................................PLAN-19
               3.   Class 7:  NTL CC Senior Notes Claims....................................................PLAN-20
               4.   Class 8:  NTL CC Subordinated Notes Claims..............................................PLAN-20
               5.   Class 9:  NTL Delaware Subordinated Notes Claims........................................PLAN-20
               6.   Class 10:  NTL Inc. Subordinated Notes Claims...........................................PLAN-20
               7.   Class 11:  Intercompany Claims..........................................................PLAN-21
         E.    Impaired Classes Of Interests................................................................PLAN-21
               1.   Class 12:  Old Senior Preferred Stock Interests.........................................PLAN-21
               2.   Class 13:  Old Junior Preferred Stock Interests.........................................PLAN-21
               3.   Class 14:  Old Common Stock Interests...................................................PLAN-21
         F.    Additional Impaired Classes..................................................................PLAN-21
               1.   Class 15:  Securities Claims............................................................PLAN-21
               2.   Class 16:  Other Old Equity Interests...................................................PLAN-22

ARTICLE  III.

TREATMENT OF CLAIMS AND INTERESTS...........................................................................PLAN-22
         A.  Unclassified Claims............................................................................PLAN-22
               1.   Administrative Claims...................................................................PLAN-22
               2.   Priority Tax Claims.....................................................................PLAN-22
         B.    Unimpaired Classes Of Claims.................................................................PLAN-22
               1.   Class 1:  Other Priority Claims (All Debtors)...........................................PLAN-22
               2.   Class 2:  Secured Claims................................................................PLAN-23
               3.   Class 3:  General Unsecured Claims......................................................PLAN-23
               4.   Class 4:  Diamond Holdings Notes Claims.................................................PLAN-23
         C.    Impaired Classes Of Claims And Interests.....................................................PLAN-23
               1.   Class 5:  Subsidiary Common Stock Interests.............................................PLAN-23
               2.   Class 6:  Diamond Cable Notes Claims....................................................PLAN-24
               3.   Class 7:  NTL CC Senior Notes Claims....................................................PLAN-24
               4.   Class 8:  NTL CC Subordinated Notes Claims..............................................PLAN-25
               5.   Class 9:  NTL Delaware Subordinated Notes Claims........................................PLAN-25
               6.   Class 10:  NTL Inc. Subordinated Notes Claim............................................PLAN-25
               7.   Class 11:  Intercompany Claims..........................................................PLAN-26
         D.    Impaired Classes Of Interests................................................................PLAN-26
               1.   Class 12:  Old Senior Preferred Stock Interests.........................................PLAN-26
               2.   Class 13:  Old Junior Preferred Stock Interests.........................................PLAN-26
               3.   Class 14:  Old Common Stock Interests...................................................PLAN-27
         E.    Additional Impaired Classes..................................................................PLAN-27
               1.   Class 15:  Securities Claims............................................................PLAN-27
               2.   Class 16:  Other Old Equity Interests...................................................PLAN-28
         F.    Additional Distributions With Respect To Allowed Claims In Classes 6, 7, 8, 9, And 10........PLAN-28
         G.    Special Provision Regarding Unimpaired Claims................................................PLAN-28
         H.    Allowed Claims And Interests.................................................................PLAN-28
         I.    Accrual Of Postpetition Interest.............................................................PLAN-28
         J.    Alternative Treatment........................................................................PLAN-28

ARTICLE  IV.

MEANS FOR IMPLEMENTATION OF THE PLAN........................................................................PLAN-29
         A.    Continued Corporate Existence................................................................PLAN-29
         B.    Corporate Action.............................................................................PLAN-29
               1.   Amended Certificates Of Incorporation And By-laws.......................................PLAN-29
               2.   Cancellation Of Existing Securities And Agreements......................................PLAN-29
         C.    Restructuring Transactions...................................................................PLAN-30
               1.   Reorganization Into New NTL And Euroco..................................................PLAN-30
               2.   New Securities..........................................................................PLAN-30
               3.   Listing and Registration Rights.........................................................PLAN-31
               4.   Offerings...............................................................................PLAN-32
               5.   Exit Financing..........................................................................PLAN-33
               6.   Cancellation Of Certain Obligations.....................................................PLAN-33
               7.   Restructuring Expense Adjustment........................................................PLAN-33
         D.    New NTL Rights Agreement.....................................................................PLAN-33
         E.    Euroco Rights Agreement......................................................................PLAN-34
         F.    Directors And Officers.......................................................................PLAN-34
               1.   Current Board Of Directors Of NTL Inc...................................................PLAN-34
               2.   New NTL.................................................................................PLAN-34
               3.   Euroco..................................................................................PLAN-34
         G.    Revesting Of Assets..........................................................................PLAN-35
         H.    Preservation Of Rights Of Action; Settlement Of Causes Of Action.............................PLAN-35
         I.    Employment Agreements........................................................................PLAN-35
         J.    Management Incentive Plans...................................................................PLAN-35
         K.    Effectuating Documents; Further Transactions.................................................PLAN-35
         L.    Exemption From Certain Transfer Taxes........................................................PLAN-36
         M.    Transactions On Business Days................................................................PLAN-36
         N.    Implementation...............................................................................PLAN-36
         O.    France Telecom Payment.......................................................................PLAN-36

ARTICLE  V.

ACCEPTANCE OR REJECTION OF THE PLAN.........................................................................PLAN-36
         A.    Classes Entitled To Vote.....................................................................PLAN-36
         B.    Acceptance By Impaired Classes...............................................................PLAN-36
         C.    Elimination Of Classes.......................................................................PLAN-37
         D.    Cramdown.....................................................................................PLAN-37

ARTICLE  VI.

SECURITIES TO BE ISSUED
IN CONNECTION WITH THE PLAN.................................................................................PLAN-37

ARTICLE  VII.

PROVISIONS GOVERNING DISTRIBUTIONS..........................................................................PLAN-37
         A.    Distributions For Claims And Interests Allowed As Of The Effective Date......................PLAN-37
         B.    Special Distribution Procedures For Certain Persons..........................................PLAN-37
               1.   New NTL Chapter 11 Acquiring Persons....................................................PLAN-37
               2.   Distribution Procedures For Withheld Shares Of New NTL Common Stock.....................PLAN-38
               3.   Euroco Chapter 11 Acquiring Persons.....................................................PLAN-38
               4.   Distribution Procedures For Withheld Shares Of Euroco Common Stock......................PLAN-38
         C.    Allocation Of Consideration..................................................................PLAN-39
         D.    Disbursing Agent.............................................................................PLAN-39
         E.    Distributions By Indenture Trustees..........................................................PLAN-39
         F.    Surrender Of Securities Or Instruments.......................................................PLAN-39
         G.    Instructions To Disbursing Agent.............................................................PLAN-40
         H.    Services Of Indenture Trustees, Agents, And Servicers........................................PLAN-40
         I.    Record Date For Distributions To Holders Of Existing Securities..............................PLAN-40
         J.    Means Of Cash Payment........................................................................PLAN-40
         K.    Fractional Dollars; De Minimis Distributions.................................................PLAN-40
         L.    Calculation Of Distribution Amounts Of Certain New Securities................................PLAN-40
         M.    Delivery Of Distributions; Undeliverable Or Unclaimed Distributions..........................PLAN-41
         N.    Withholding And Reporting Requirements.......................................................PLAN-41
         O.    Setoffs......................................................................................PLAN-41

ARTICLE  VIII.

TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES........................................................................................PLAN-42
         A.    Assumed Contracts And Leases.................................................................PLAN-42
         B.    Payments Related To Assumption Of Contracts And Leases.......................................PLAN-42
         C.    Rejected Contracts And Leases................................................................PLAN-42
         D.    Claims Based On Rejection Of Executory Contracts Or Unexpired Leases.........................PLAN-42
         E.    Compensation And Benefit Plans...............................................................PLAN-43

ARTICLE  IX.

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS.........................................................................PLAN-43
         A.    Objections To Claims; Disputed Claims........................................................PLAN-43
         B.    No Distribution Pending Allowance............................................................PLAN-43
         C.    Distributions After Allowance................................................................PLAN-43

ARTICLE  X.

CONDITIONS PRECEDENT TO CONFIRMATION AND
CONSUMMATION OF THE PLAN....................................................................................PLAN-44
         A.    Conditions To Confirmation...................................................................PLAN-44
         B.    Conditions To Effective Date.................................................................PLAN-44
         C.    Waiver Of Conditions.........................................................................PLAN-45
         D.    Effects Of Failure Of Conditions.............................................................PLAN-45

ARTICLE  XI.

MODIFICATIONS AND AMENDMENTS................................................................................PLAN-46

ARTICLE  XII.

RETENTION OF JURISDICTION...................................................................................PLAN-46

ARTICLE  XIII.

EFFECTS OF CONFIRMATION.....................................................................................PLAN-47
         A.    Binding Effect...............................................................................PLAN-47
         B.    Authorization Of Corporate Action............................................................PLAN-48
         C.    Discharge Of The Debtors.....................................................................PLAN-48
         D.    Injunction...................................................................................PLAN-48
         E.    Releases.....................................................................................PLAN-48

ARTICLE  XIV.

COMPROMISES AND SETTLEMENTS.................................................................................PLAN-49
         A.    Generally....................................................................................PLAN-49
         B.    France Telecom Settlement....................................................................PLAN-49

ARTICLE  XV.

MISCELLANEOUS PROVISIONS....................................................................................PLAN-50
         A.    Bar Dates For Certain Claims.................................................................PLAN-50
               1.   Administrative Claims...................................................................PLAN-50
               2.   Professional Fee Claims; Substantial Contribution Claims................................PLAN-50
         B.    Payment Of Statutory Fees....................................................................PLAN-51
         C.    Severability Of Plan Provisions..............................................................PLAN-51
         D.    Successors And Assigns.......................................................................PLAN-51
         E.    Exculpation And Limitation Of Liability......................................................PLAN-51
         F.    Waiver Of Enforcement Of Subordination.......................................................PLAN-52
         G.    Term Of Injunctions Or Stays.................................................................PLAN-52
         H.    Revocation, Withdrawal, Or Non-Consummation..................................................PLAN-52
         I.    Committees...................................................................................PLAN-52
         J.    Plan Supplement..............................................................................PLAN-52
         K.    Notices To Debtors...........................................................................PLAN-53
         L.    Indemnification Obligations..................................................................PLAN-53
         M.    Governing Law................................................................................PLAN-54
         N.    Prepayment...................................................................................PLAN-55


                            TABLE OF EXHIBITS(1)


Exhibit

    A    Amended And Restated Certificate Of Incorporation And By-laws Of NTL CC*

    B    Amended And Restated Certificate Of Incorporation And By-laws Of NTL Inc.*

    C    List Of Subsidiaries As Of December 31, 2001

    D    Description Of New NTL Common Stock

    E    Series A Warrant Agreement*

    F    Equity Rights Offering Procedures*

    G    Noteholder Election Option Procedures*

    H    Description Of Euroco Common Stock

    I    Description Of Euroco Preferred Stock

    J    Terms of Series A Warrants

    K    New NTL Registration Rights Agreement*

    L    Euroco Registration Rights Agreement*

    M    Form of Employment Agreement*

    N    New NTL Rights Agreement*

    O    Euroco Rights Agreement*

    P    Effectuating Transactions*


----------
1   Exhibits marked with an asterisk shall be included in the Plan Supplement.

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                                   PLAN-v

                                INTRODUCTION

     NTL Inc. and its Debtor Subsidiaries hereby propose the following amended joint reorganization plan (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. This Plan amends and supercedes the "Joint Reorganization Plan Of NTL Incorporated And Certain Subsidiaries," dated and filed with the Bankruptcy Court on May 8, 2002. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously with this Plan, which contains a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, each of which is a central feature of the Plan. The Debtors urge all holders of Claims and/or Interests to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan.

     The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code (as that term is defined herein). Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019, the Debtors reserve the right (with the prior consent of the Steering Committee) to alter, amend or modify this Plan, as the Debtors deem necessary, prior to its substantial consummation.


                                 ARTICLE I.

                   DEFINITIONS, RULES OF INTERPRETATION,
                          AND COMPUTATION OF TIME

A.   Scope Of Definitions; Rules Of Construction

     Except as expressly provided or unless the context otherwise requires, capitalized terms used but not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in this Plan that is not defined herein, but is defined in the Disclosure Statement, the Bankruptcy Code, or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.   Definitions

     1.1 "Administrative Bar Date" means the date designated by the Bankruptcy Court as the last date for filing requests for payment of Administrative Claims against the Debtors.

     1.2 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fees, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, (d) all Allowed Claims that are entitled to be treated as Administrative Claims by virtue of a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code, and (e) the reasonable post-petition fees and expenses of the Indenture Trustees, including successors thereto, including reasonable attorney's fees and expenses of such Indenture Trustees.

     1.3 "Aggregate Investments" means the sum of all investments made between April 10, 2002 and the Effective Date in those assets that will become the property of Euroco pursuant to this Plan.

     1.4 "Aggregate Operating Expenses" means the aggregate corporate overhead expenses (excluding Restructuring Expenses) at NTL Inc. and NTL Delaware incurred during the period from April 10, 2002 to the Effective Date.

     1.5 "Allowed" means, with respect to a Claim or Interest within a particular class, an Allowed Claim or Allowed Interest of the type described in such class.

     1.6 "Allowed Claim" means any Claim against any Debtor, which is listed by such Debtor in its books and records as liquidated in amount and not disputed or contingent; provided, however, that to the extent that a Claim is a Disputed Claim, the determination of whether such Claim shall be allowed and/or the amount of any such Claim shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; provided further, however, that the Reorganized Debtors, in their discretion may bring an objection or other motion before the Bankruptcy Court with respect to a Disputed Claim for resolution. An Allowed Claim (a) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (b) shall be net of any valid setoff exercised with respect to such Claim under the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code, or in any order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of distributions under the Plan, include for prepetition Claims, interest on such Claim, or Claims accruing from or after the Petition Date. In addition, a Claim is an Allowed Claim if it is deemed Allowed by the provisions of this Plan.

     1.7 "Allowed Interest" means an Interest in any Debtor, which has been or hereafter is listed by such Debtor in its books and records as liquidated in an amount and not disputed or contingent; provided, however, that to the extent an Interest is a Disputed Interest, the determination of whether such Interest shall be allowed and/or the amount of any such Interest shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided further, however, that proofs of Interest need not and should not be filed in the Bankruptcy Court with respect to any Interests; and provided further, however, that the Reorganized Debtors, in their discretion, may bring an objection or motion with respect to a Disputed Interest before the Bankruptcy Court for resolution.

     1.8 "Amended And Restated Certificate Of Incorporation And By-laws of NTL CC" means Reorganized NTL CC's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended and restated by the Plan, in substantially the form of Exhibit A hereto.

     1.9 "Amended And Restated Certificate Of Incorporation And By-laws of NTL Inc." means Reorganized NTL Inc.'s certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended and restated by the Plan, in substantially the form of Exhibit B hereto.

     1.10 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims and Impaired Interests entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan, for the purpose of indicating an acceptance or rejection of this Plan.

     1.11 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended, and as applicable to these Chapter 11 Cases.

     1.12 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

     1.13 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended, and as applicable to these Chapter 11 Cases.

     1.14 "Business Day" means any day, excluding Saturdays, Sundays, or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York or London, England, as the context requires.

     1.15 "Cable Funding" means Communications Cable Funding Corp., a Delaware corporation, which will become a wholly-owned subsidiary of NTL CC and the immediate parent of NTL (UK) Group, Inc. prior to the time of any funding under the DIP Facility.

     1.16 "Cablecom Credit Facility" means the credit agreement, dated March 28, 2000, as amended on May 16, 2000 and as amended and restated as of May 2, 2002, between, among others, NTL Delaware as parent, NTL Cablecom Holding GmbH as shareholder, Cablecom GmbH as principal borrower, J.P. Morgan plc and Morgan Stanley Senior Funding, Inc. as arrangers and joint book managers, J.P. Morgan Europe Limited as agent, and the lenders party thereto, as may be further amended and/or restated from time to time.

     1.17 "Case Interest Rate" means the federal judgment rate described in 28 U.S.C. ss. 1961 in effect on the Petition Date, compounded annually on each anniversary of the Petition Date.

     1.18 "Cash" means United States currency, a certified check, a cashier's check, or a wire transfer of good funds from any source, or a check drawn on a United States or UK bank by the Debtors or any other Person making any payment or distribution under this Plan.

     1.19 "Cause of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, and whether asserted or assertable directly or derivatively, in law, equity, or otherwise.

     1.20 "Chapter 11 Acquiring Person" means any holder of an Allowed Claim or Interest or any Person or group of affiliated or associated Persons to such holder who, with respect to any determination date, would beneficially own 15% or more of the outstanding shares of New NTL Common Stock on account of such Allowed Claim or Interest, assuming that the Plan is consummated on such determination date.

     1.21 "Chapter 11 Case(s)" means, individually, the Chapter 11 case of any of NTL Inc., NTL Delaware, NTL CC, Cable Funding, Diamond Cable, and Diamond Holdings, and, collectively, the jointly administered Chapter 11 cases of NTL Inc., NTL Delaware, NTL CC, Cable Funding, Diamond Cable, and Diamond Holdings.

     1.22 "Claim" means a claim against any Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

     1.23 "Class" means one of the classes of Claims or Interests listed in
Article III of this Plan.

     1.24 "Class 7 Euroco Value" means the value of 331,222 shares of Euroco Common Stock.

     1.25 "Class . . . Noteholder Election Option" means the Pro Rata share of the Noteholder Election Option allocable to the identified Class.

     1.26 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

     1.27 "Confirmation Date" means the date of entry of the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to these Chapter 11 Cases.

     1.28 "Confirmation Hearing" means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code, to consider confirmation of the Plan under section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.29 "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code.

     1.30 "Credit Facilities" means, individually and collectively, the Senior Credit Facility, the Working Capital Facility, and the Cablecom Credit Facility.

     1.31 "Creditor" means a creditor, within the meaning of section 101(10) of the Bankruptcy Code, of one or more of the Debtors.

     1.32 "Creditors' Committee" means the official committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, as such committee may be reconstituted from time to time.

     1.33 "Cumulative Convertible Preferred Stock" means the shares of cumulative convertible preferred stock, Series A, of NTL Inc. outstanding immediately prior to the Petition Date.

     1.34 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease under section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

     1.35 "Debt Securit(ies)" means, individually and collectively, the Senior Notes and Subordinated Notes.

     1.36 "Debt Securities Claim" means a Securities Claim, if any, arising from a Debt Security.

     1.37 "Debtor(s)" means, individually and collectively, NTL Inc., NTL Delaware, NTL CC, Diamond Cable, and Diamond Holdings and, when the context so requires, Cable Funding, including in their capacities as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code and, when appropriate, as post-confirmation entities reorganized hereunder.

     1.38 "Debtor Subsidiaries" means, collectively, NTL Delaware, NTL CC, Cable Funding, Diamond Cable, and Diamond Holdings.

     1.39 "Debtor Subsidiary Interests" means, collectively, the issued and outstanding shares of common stock of the Debtor Subsidiaries as of the Petition Date, all of which shares are directly or indirectly owned by NTL Inc.

     1.40  "Delaware Cash Amount" means 79.1% of the Delaware/Inc. Cash Amount.

     1.41 "Delaware/Inc. Cash Amount" means the sum of (a) available cash at NTL Inc. and NTL Delaware as of April 10, 2002, which is $279,533,000, plus (b) the principal and accrued interest on the (pound)90 million aggregate principal amount of the 23% senior note due 2006, dated as of April 5, 2002, as may be amended and/or restated from time to time, from NTL (UK) Group, Inc. to NTL Delaware, plus (c) the France Telecom Payment, plus (d) Excess Restructuring Expenses, minus (e) the sum of (i) Euroco Cash, (ii) Aggregate Operating Expenses, (iii) Aggregate Investments, and
(iv) Delaware/Inc. Restructuring Expenses.

     1.42 "Delaware/Inc. Restructuring Expenses" means an amount equal to Restructuring Expenses minus NTL CC Restructuring Expenses.

     1.43 "Diamond Administration Case(s)" means the administration(s) of Diamond Cable and Diamond Holdings pursuant to the Diamond Administration Orders.

     1.44 "Diamond Administration Orders" means the administration orders of the Courts of England and Wales under Part II of the Insolvency Act relating to Diamond Cable and Diamond Holdings.

     1.45 "Diamond Administrators" means, collectively, Nicholas Guy Edwards and James Robert Drummond Smith of Deloitte & Touche.

     1.46 "Diamond Cable" means Diamond Cable Communications Limited, a company registered in England and Wales with company number 02965241.

     1.47 "Diamond Cable Guaranty" means the guaranty by Diamond Cable of the obligations of Diamond Holdings as issuer of the Diamond Holdings Notes.

     1.48 "Diamond Cable Notes" means, collectively, the (a) 13 1/4% Senior Discount Notes due 2004, issued by Diamond Cable under an indenture dated September 28, 1994, as amended by a First Supplemental Indenture dated May 31, 1996, (b) 11 3/4% Senior Discount Notes due 2005, issued by Diamond Cable under an indenture dated December 15, 1995, and (c) 10 3/4% Senior Discount Notes due 2007, issued by Diamond Cable under an indenture dated February 27, 1997.

     1.49 "Diamond Cable Notes Claim" means a Claim of a Diamond Cable Notes Holder arising under or as a result of the Diamond Cable Notes; provided, however, that the term "Diamond Cable Notes Claim" shall not include any claim by or of New NTL, as the sole holder of the Diamond Cable Notes (or any other rights and interests associated thereto that are delivered, assigned, conveyed, or transferred to New NTL) pursuant to
Article III.C.2 hereof, in respect of, or under, the Diamond Cable Notes from and after the Effective Date.

     1.50 "Diamond Cable Notes Holder" means a holder of Diamond Cable
Notes.

     1.51 "Diamond Holdings" means Diamond Holdings Limited, a company registered in England and Wales with company number 03483724.

     1.52 "Diamond Holdings Notes" means, collectively, the (a) 10% Senior Notes due 2008 issued by Diamond Holdings (and guaranteed by Diamond Cable) under an indenture dated February 6, 1998 and (b) 91/8% Senior Notes due 2008 issued by Diamond Holdings (and guaranteed by Diamond Cable) under an indenture dated February 6, 1998.

     1.53 "Diamond Holdings Notes Claim" means a Claim of a Diamond Holdings Notes Holder arising under or as a result of the Diamond Holdings Notes.

     1.54 "Diamond Holdings Notes Holder" means a holder of Diamond Holdings Notes.

     1.55 "DIP Facility" means the debtor-in-possession credit facility to be provided to Cable Funding during the Chapter 11 Cases in the principal amount of $670,796,000, pursuant to the DIP Facility Agreement.

     1.56 "DIP Facility Agreement" means the Debtor-In-Possession Credit And Guaranty Agreement to be entered into by, among others, Cable Funding, as borrower, and the various lenders, including NTL Delaware, signatory thereto.

     1.57 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

     1.58 "Disallowed Claim" or "Disallowed Interest" means any Claim against or Interest in any Debtor which has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or which has been withdrawn, in whole or in part, by the holder thereof.

     1.59 "Disbursing Agent" means New NTL or any party designated by New NTL, in its sole discretion, to serve as a disbursing agent under this Plan.

     1.60 "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court as containing adequate information pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

     1.61 "Disputed Claim" or "Disputed Interest" means any Claim against or Interest in a Debtor, or any portion thereof, that is not an Allowed Claim or Interest or a Disallowed Claim or Interest, as the case may be.

     1.62 "Distribution Date" means the date, occurring on or as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Interests as provided in Article VII of this Plan.

     1.63 "Distribution Record Date" means the record date for purposes of making distributions under this Plan on account of Allowed Claims and Allowed Interests, which date shall be designated in an order of the Bankruptcy Court.

     1.64 "Effective Date" means the date that is two Business Days after the closing of the Offerings, or, if such date is not a Business Day, the next succeeding Business Day, or such later date after such closing as is determined by the Debtors so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Article X.B of this Plan have not been satisfied or waived, then the Effective Date shall be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived, or such later date as the Debtors may determine.

     1.65 "Effectuating Transaction(s)" means, individually and collectively, the transactions to be consummated on the Effective Date to implement the provisions of Articles IV.C.1.a and IV.C.1.b of this Plan, as described in Exhibit P annexed hereto.

     1.66 "Employment Agreements" means the employment agreements to be entered into between New NTL and Euroco and their respective key executives, which agreements shall be in substantially the form of Exhibit M annexed hereto.

     1.67 "Equity Rights" means the rights to purchase shares of New NTL Common Stock and Series A Warrants that will be offered pro rata to the holders of Equity Rights Eligible Preferred Stock and Old Common Stock pursuant to the Equity Rights Offering and which will be exercisable for the 20 Business Day period after the entry of the Confirmation Order, as such period may be extended, and on an oversubscription basis.

     1.68 "Equity Rights Eligible Preferred Stock" means, collectively, the Old Senior Preferred Stock and Other Junior Preferred Stock.

     1.69 "Equity Rights Offering" means the offer of Equity Rights to holders of Equity Rights Eligible Preferred Stock and Old Common Stock as of the Equity Rights Offering Record Date to acquire, as a detachable unit, New NTL Common Stock and Series A Warrants.

     1.70 "Equity Rights Offering Price" means the price per share of New NTL Common Stock (accompanied by a Series A Warrant) purchased in the Equity Rights Offering, which shall be equal to (a)(i) $10.5 billion minus
(ii) New NTL's pro forma debt as of the Effective Date as set forth in the Confirmation Order, plus (iii) New NTL's pro forma cash (with such pro forma amounts to be determined in accordance with New NTL's most recent monthly financials available prior to the commencement of the Equity Rights Offering), divided by (b) 200 million.

     1.71 "Equity Rights Offering Procedures" means the Equity Rights Offering Procedures annexed hereto as Exhibit F.

     1.72 "Equity Rights Offering Record Date" means the date for determination of holders of Equity Rights Eligible Preferred Stock and Old Common Stock eligible to participate in the Equity Rights Offering, which date shall be designated in an order of the Bankruptcy Court.

     1.73 "Equity Securit(ies)" means, individually and collectively, the Old Preferred Stock, Old Common Stock, Old Warrants, and Old Options.

     1.74 "Equity Securities Claim" means a Securities Claim arising from an Equity Security.

     1.75 "Estate(s)" means, individually and collectively, the estate(s) of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

     1.76 "Euroco" means NTL Inc., on and after the Effective Date.

     1.77 "Euroco Cash" means the sum of (i) $100 million, plus (ii) the France Telecom Payment, minus (iii) the sum of (x) Aggregate Operating Expenses, plus (y) Aggregate Investments.

     1.78 "Euroco Chapter 11 Acquiring Person" means any holder of an Allowed Claim or Interest or any Person or group of affiliated or associated Persons to such holder who, with respect to any determination date, would beneficially own 15% or more of the outstanding shares of Euroco Common Stock on account of such Allowed Claim or Interest, assuming that the Plan is consummated on such determination date.

     1.79 "Euroco Common Stock" means the 60 million shares of common stock of Euroco, par value $0.01 per share, authorized under Article IV.C.2.b.i of this Plan and the Amended Certificate of Incorporation of NTL Inc., including the associated Euroco Stockholder Rights, to be issued by Euroco under this Plan as of the Effective Date.

     1.80 "Euroco Grandfathered Distributee" means any Euroco Chapter 11 Acquiring Person who, as determined in the sole and absolute discretion of the Debtors and the Steering Committee, (i) would hold, after giving effect to the consummation of the Plan, its Euroco Common Stock for investment purposes only, such that such Euroco Chapter 11 Acquiring Person would qualify to file a Schedule 13-G pursuant to Section 13 of the Exchange Act,
(ii) would not directly or indirectly, through investments or otherwise, constitute a competitor of any of the business lines of Euroco, (iii) would not own or operate, in the United States or elsewhere, a business that operates or holds a license to operate a cable television system or service, fixed-line telephone or telecommunications system or service, or broadcasting transmission system or service, and (iv) would not be a strategic investor in Euroco.

     1.81 "Euroco Management Incentive Options" means the options to be issued by Euroco pursuant to the provisions of the Euroco Management Incentive Plan.

     1.82 "Euroco Management Incentive Plan" means the management incentive plan pursuant to which the Euroco Management Incentive Options will be issued, to be adopted by the compensation committee of the board of directors of Euroco on or after the Effective Date.

     1.83 "Euroco Preferred Stock" means the shares of preferred stock of Euroco, par value $0.01 per share, authorized under Article IV.C.2.b.i of this Plan and the Amended and Restated Certificate of Incorporation of NTL Inc., with a liquidation preference of $1,000 per share and an aggregate liquidation preference equal to the sum of (a) $250 million, plus (b) the Aggregate Investments, plus (c) the Euroco Cash, plus (d) accrued and unpaid dividends on the Euroco Preferred Stock.

     1.84 "Euroco Registration Rights Agreement" means the registration rights agreement governing the registration of Euroco Common Stock and Euroco Preferred Stock issued under this Plan, in substantially the form of Exhibit L annexed hereto, by and among Euroco and certain holders from time to time of Euroco Common Stock and Euroco Preferred Stock who are or may be deemed to be "affiliates" or "underwriters" of Euroco for purposes of the Securities Act.

     1.85 "Euroco Rights Agent" means Continental Stock Transfer & Trust Company, in its capacity as rights agent under the Euroco Rights Agreement.

     1.86 "Euroco Rights Agreement" means the stockholder rights agreement, substantially in the form of Exhibit O annexed hereto, between Euroco and Continental Stock Transfer & Trust Company, as Euroco Rights Agent.

     1.87 "Euroco Stockholder Rights" means the stockholder rights to be issued in accordance with the terms of the Euroco Rights Agreement.

     1.88 "Euroco Stockholder Rights Preferred Stock" means Series A Junior Participating Preferred Stock, par value $0.01 per share, of Euroco.

     1.89 "Euroco Stockholder Rights Purchase Price" means the price per one one-hundredth of a share of Euroco Stockholder Rights Preferred Stock that will be determined prior to the Effective Date.

     1.90 "Excess Restructuring Expenses" means an amount equal to the Restructuring Expenses actually incurred and paid by NTL Inc. and NTL Delaware prior to April 10, 2002.

     1.91 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statutes.

     1.92 "Existing Securities" means, collectively, the Equity Securities and the Debt Securities.

     1.93 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court, (b) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court under section 502(c) of the Bankruptcy Code, and (c) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

     1.94 "Final Order" means an order, ruling, or judgment of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing, in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court of other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rule or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.95 "5% Cumulative Participating Convertible Preferred Stock" means, collectively, the shares of 5% cumulative participating convertible preferred stock, Series A (and dividend shares Series C through Series K), and 5% cumulative participating convertible preferred stock, Series B (and dividend shares Series B-1 through Series B-6), of NTL Inc. outstanding immediately prior to the Petition Date.

     1.96 "France Telecom" means, collectively, France Telecom, a societe anonyme organized under the laws of France, and its indirect wholly-owned subsidiary RAPP 26.

     1.97 "France Telecom Payment" means the payment in cash, in the amount of $25,000,000, to be made on the Effective Date by France Telecom for the benefit of Euroco.

     1.98 "General Unsecured Claim" means a prepetition unsecured Claim that is not entitled to priority under section 507 of the Bankruptcy Code, but excluding a Senior Notes Claim, Subordinated Notes Claim, Intercompany Claim, or Securities Claim, and including, among others, all Claims of the Diamond Holdings Notes Holders arising under or related to the Diamond Cable Guaranty.

     1.99 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.100 "Indenture(s)" means, individually and collectively, the indentures pursuant to which the Senior Notes and Subordinated Notes were issued, as such indentures are or have been amended or supplemented from time to time in accordance with the terms thereof.

     1.101 "Indenture Trustee(s)" means, individually and collectively, the indenture trustees (or their respective successors) for the Senior Notes and Subordinated Notes.

     1.102 "Insolvency Act" means the Insolvency Act 1986 of the UK.

     1.103 "Intercompany Claim" means, collectively, any Claim held by a Debtor against another Debtor as of the Effective Date, including, without limitation, (a) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (b) any such Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (c) any derivative Claim asserted by or on behalf of a Debtor against another Debtor; provided, however, that the term Intercompany Claim shall not include (i) a Claim of New NTL as the holder of the Diamond Cable Notes after the Effective Date, (ii) a DIP Facility Claim, (iii) a Claim by or against Cable Funding, (iv) a Claim arising under or related to the (pound)90 million 23% Senior Note due 2006, from NTL (UK) Group, Inc. to NTL Delaware, as it may be amended and restated and/or novated or assigned from time to time, in accordance with the DIP Facility, or (v) any Debt Securities.

     1.104 "Interest" means the legal, equitable, contractual, and other rights of any holder of Equity Securities of a Debtor represented by any issued and outstanding shares of Old Common Stock, Old Preferred Stock, or other instrument evidencing a current ownership interest in such Debtor, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to purchase, sell, subscribe for, or otherwise acquire or receive any such interest.

     1.105 "J.P. Morgan Chase" means J.P. Morgan Chase Bank, a New York domestic banking corporation, in its capacity as counterparty to the PTV Swap Agreement.

     1.106 "Junior Stakeholders" means, collectively, the holders of Old Senior Preferred Stock Interests, Old Junior Preferred Stock Interests, and Old Common Stock Interests.

     1.107 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.108 "Litigation Claims" means any Cause of Action that any Debtor or Estate may hold against any Person, including, but not limited to, the claims, rights of action, suits, and proceedings to be retained by the Reorganized Debtors pursuant to Article IV.H of this Plan.

     1.109 "Management Incentive Plans" means, collectively, the New NTL Management Incentive Plan and the Euroco Management Incentive Plan.

     1.110 "New NTL" means NTL CC, on and after the Effective Date.

     1.111 "New NTL Chapter 11 Acquiring Person" means any holder of an Allowed Claim or Interest or any Person or group of affiliated or associated Persons to such holder who, with respect to any determination date, would beneficially own 15% or more of the outstanding shares of New NTL Common Stock on account of such Allowed Claim or Interest, assuming that the Plan is consummated on such determination date.

     1.112 "New NTL Common Stock" means the 600 million shares of common stock of New NTL, par value $0.01 per share, authorized under IV.C.2.a.i of this Plan and the Amended and Restated Certificate of Incorporation of NTL CC, including the associated New NTL Stockholder Rights, to be issued by New NTL under this Plan as of the Effective Date.

     1.113 "New NTL Exit Facility" means that certain credit facility to be provided to New NTL or Cable Funding on the Effective Date.

     1.114 "New NTL Exit Facility Agreement" means an agreement to provide the New NTL Exit Facility.

     1.115 "New NTL Grandfathered Distributee" means any New NTL Chapter 11 Acquiring Person who, as determined in the sole and absolute discretion of the Debtors and the Steering Committee, (i) would hold, after giving effect to the consummation of the Plan, its New NTL Common Stock for investment purposes only, such that such New NTL Chapter 11 Acquiring Person would qualify to file a Schedule 13-G pursuant to Section 13 of the Exchange Act,
(ii) would not directly or indirectly, through investments or otherwise, constitute a competitor of any of the business lines of New NTL, (iii) would not own or operate, in the United States or elsewhere, a business that operates or holds a license to operate a cable television system or service, fixed-line telephone or telecommunications system or service, or broadcasting transmission system or service, and (iv) would not be a strategic investor in New NTL.

     1.116 "New NTL Lenders" means those entities identified as "Lenders" with respect to the New NTL Exit Facility in the New NTL Exit Facility Agreement, and their respective successors and assigns.

     1.117 "New NTL Management Incentive Options" means the options to purchase up to 10% of the issued and outstanding New NTL Common Stock, to be issued by New NTL pursuant to the provisions of the New NTL Management Incentive Plan.

     1.118 "New NTL Management Incentive Plan" means the management incentive plan pursuant to which the New NTL Management Incentive Options will be issued, to be adopted by the compensation committee of the board of directors of New NTL on or after the Effective Date.

     1.119 "New NTL Registration Rights Agreement" means the registration rights agreement governing the registration of New NTL Common Stock in substantially the form of Exhibit K annexed hereto, by and among New NTL and certain holders from time to time of New NTL Common Stock and Series A Warrants who are or may be deemed to be "affiliates" or "underwriters" of New NTL for purposes of the Securities Act.

     1.120 "New NTL Rights Agent" means Continental Stock Transfer & Trust Company, in its capacity as rights agent under the New NTL Rights
Agreement.

     1.121 "New NTL Rights Agreement" means the stockholder rights agreement, substantially in the form of Exhibit N annexed hereto, between New NTL and Continental Stock Transfer & Trust Company, as Rights Agent.

     1.122 "New NTL Stockholder Rights" means the stockholder rights to be issued in accordance with the terms of the New NTL Rights Agreement.

     1.123 "New NTL Stockholder Rights Preferred Stock" means Series A Junior Participating Preferred Stock, par value $0.01 per share, of New NTL.

     1.124 "New NTL Stockholder Rights Purchase Price" means the price per one one-hundredth of a share of New NTL Stockholder Rights Preferred Stock that will be determined prior to the Effective Date.

     1.125 "New Options" means, collectively, the New NTL Management Incentive Options and the Euroco Management Incentive Options.

     1.126 "New Securities" means, collectively, the New NTL Common Stock, Euroco Common Stock, Euroco Preferred Stock, Series A Warrants, New Options, and, as the context requires, Rights.

     1.127 "Non-Debtor Subsidiar(ies)" means, individually and collectively, the direct and indirect subsidiaries of NTL Inc. listed on Exhibit C hereto that are not Debtor Subsidiaries.

     1.128 "Noos" means Suez Lyonnaise Telecom, a societe anonyme organized under the laws of France.

     1.129 "Noos Interest" means NTL Inc.'s entire interest in the ordinary registered shares of Noos owned by NTL Inc., as pledged pursuant to Annex 1 of the Share Account Pledge Agreement and as subject to the Noos
Shareholder Agreement.

     1.130 "Noos Junior Preferred Stock" means, collectively, the 6.5% Fixed Coupon Redeemable Preferred Stock and the Variable Coupon Redeemable Preferred Stock.

     1.131 "Noos Junior Preferred Stock Interest" means an Interest of a holder of Noos Junior Preferred Stock arising under or as a result of Noos Junior Preferred Stock.

     1.132 "Noos Shareholder Agreement" means the Shareholders' Agreement, dated April 10, 2001, by and among Suez SA, NTL Inc., MSDW Capital Partners IV, LLC and Noos, as amended on October 26, 2001, November 23, 2001, and May 14, 2002, and as may be further amended and/or restated from time to time.

     1.133 "Noteholder" means a holder of Debt Securities.

     1.134 "Noteholder Election Option" means the option offered to the NTL CC Subordinated Notes Holders, the NTL Delaware Subordinated Notes Holders (other than France Telecom), and the NTL Inc. Subordinated Notes Holders (other than France Telecom) as of the Noteholder Election Option Record Date, to purchase (a) shares of New NTL Common Stock and (b) shares of New NTL Common Stock (each accompanied by a Series A Warrant) that were not subscribed for in the Equity Rights Offering.

     1.135 "Noteholder Election Option Procedures" means the Noteholder Election Option Procedures annexed hereto as Exhibit G.

     1.136 "Noteholder Election Option Price" means the price per share of New NTL Common Stock purchased in the Noteholder Election Option, which shall be equal to (a)(i) $10.5 billion, minus (ii) New NTL's pro forma debt as of the Effective Date as set forth in the Confirmation Order, plus (iii) New NTL's pro forma cash (with such pro forma amounts to be determined in accordance with New NTL's most recent monthly financials available prior to the commencement of the Noteholder Election Option), divided by (b) 200 million.

     1.137 "Noteholder Election Option Record Date" means the date for determination of holders of NTL CC Convertible Senior Notes, NTL CC Subordinated Notes, NTL Delaware Subordinated Notes (other than France Telecom), and NTL Inc. Subordinated Notes (other than France Telecom) eligible to participate in the Noteholder Election Option, which date shall be designated in an order of the Bankruptcy Court.

     1.138 "NTL Cash Amount" means 20.9% of the Delaware/Inc. Cash Amount.

     1.139 "NTL CC" means NTL Communications Corp., a Delaware corporation.

     1.140 "NTL CC Convertible Senior Notes" means the 6 3/4% Convertible Senior Notes due 2008, issued by NTL CC (and a subordinated co-obligation of NTL Inc.) under an indenture dated May 15, 2001.

     1.141 "NTL CC Convertible Senior Notes Claim" means a Claim of an NTL CC Convertible Senior Notes Holder arising under or as a result of the NTL CC Convertible Senior Notes.

     1.142 "NTL CC Convertible Senior Notes Holder" means a holder of NTL CC Convertible Senior Notes.

     1.143 "NTL CC Guaranty" means the guaranty by NTL CC of the obligations of NTL Communications Limited as borrower under the Working Capital Facility.

     1.144 "NTL CC Restructuring Expenses" means an allocable portion of the Restructuring Expenses, equal to the amount that the estimated value of the aggregate recovery of Classes 6, 7, and 8 bears to the estimated value of the aggregate recovery of Classes 6, 7, 8, 9, and 10.

     1.145 "NTL CC Senior Notes" means, collectively, the (a) 12 3/4% Senior Deferred Coupon Notes due 2005, issued by NTL CC under an indenture dated April 20, 1995, as amended by a First Supplemental Indenture dated as of January 22, 1996, and a Second Supplemental Indenture dated as of October 14, 1998, (b) 11 1/2% Senior Deferred Coupon Notes due 2006, issued by NTL CC under an indenture dated January 30, 1996, as amended by a First Supplemental Indenture dated October 14, 1998, (c) 10% Senior Notes due 2007, issued by NTL CC under an indenture dated February 12, 1997, as amended by a First Supplemental Indenture dated October 14, 1998, (d) 9 3/4% Senior Deferred Coupon Notes due 2008, issued by NTL CC under an indenture dated March 13, 1998, (e) 10 3/4% Senior Deferred Coupon Notes due 2008, issued by NTL CC under an indenture dated March 13, 1998, (f) 9 1/2% Senior Notes due 2008, issued by NTL CC under an indenture dated March 13, 1998, (g) 11 1/2% Senior Notes due 2008, issued by NTL CC under an indenture dated November 2, 1998, (h) 123/8% Senior Deferred Coupon Notes due 2008, issued by NTL CC under an indenture dated November 6, 1998, (i) 9 3/4% Senior Deferred Coupon Notes due 2009, issued by NTL CC under an indenture dated April 14, 1999, (j) 9 1/4% Senior Notes due 2006, issued by NTL CC under an indenture dated November 24, 1999, (k) 97/8% Senior Notes due 2009, issued by NTL CC under an indenture dated November 24, 1999, (l) 11 1/2% Senior Deferred Coupon Notes due 2009, issued by NTL CC under an indenture dated November 24, 1999, (m) 117/8% Senior Notes due 2010, issued by NTL CC under an indenture dated October 2, 2000, (n) 123/8% Senior Notes due 2008, issued by NTL CC under an indenture dated January 24, 2001, and
(o) 6 3/4% Convertible Senior Notes due 2008, issued by NTL CC (and a subordinated co-obligation of NTL Inc.) under an indenture dated May 15, 2001.

     1.146 "NTL CC Senior Notes Claim" means a Claim of an NTL CC Senior Notes Holder arising under or as a result of the NTL CC Senior Notes.

     1.147 "NTL CC Senior Notes Holder" means a holder of NTL CC Senior
Notes.

     1.148 "NTL CC Subordinated Notes" means 7% Convertible Subordinated Notes due 2008, issued by NTL CC (and a subordinated co-obligation of NTL Delaware and NTL Inc.) under an indenture dated December 16, 1998, as amended by a First Supplemental Indenture dated March 31, 1999, a Second Supplemental Indenture dated March 16, 2000, and a Third Supplemental Indenture dated May 17, 2000.

     1.149 "NTL CC Subordinated Notes Claim" means a Claim of an NTL CC Subordinated Notes Holder arising under or as a result of the NTL CC Subordinated Notes.

     1.150 "NTL CC Subordinated Notes Holder" means a holder of NTL CC Subordinated Notes.

     1.151 "NTL Delaware" means NTL (Delaware), Inc., a Delaware corporation.

     1.152 "NTL Delaware Subordinated Notes" means, collectively, the (a) 5 3/4% Convertible Subordinated Notes due 2009, issued by NTL Delaware (and a subordinated co-obligation of NTL Inc.) under an indenture dated December 22, 1999, as amended by a First Supplemental Indenture dated May 17, 2000,
(b) 5 3/4% Convertible Subordinated Notes due 2011, co-issued on a subordinated basis by NTL Delaware and NTL Inc. under an indenture dated June 22, 2001, as amended by a First Supplemental Indenture dated July 27, 2001, and (c) 7% Convertible Subordinated Notes due 2008, issued by NTL CC (and a subordinated co-obligation of NTL Delaware and NTL Inc.) under an indenture dated December 16, 1998, as amended by a First Supplemental Indenture dated March 31, 1999, a Second Supplemental Indenture dated March 16, 2000, and a Third Supplemental Indenture dated May 17, 2000.

     1.153 "NTL Delaware Subordinated Notes Claim" means a Claim of an NTL Delaware Subordinated Notes Holder arising under or as a result of the NTL Delaware Subordinated Notes.

     1.154 "NTL Delaware Subordinated Notes Holder" means a holder of NTL Delaware Subordinated Notes.

     1.155 "NTL Inc." means NTL Incorporated, a Delaware corporation.

     1.156 "NTL Inc. Subordinated Notes" means, collectively, the (a) 5 3/4% Convertible Subordinated Notes due 2009, issued by NTL Delaware (and a subordinated co-obligation of NTL Inc.) under an indenture dated December 22, 1999, as amended by a First Supplemental Indenture dated May 17, 2000,
(b) 5 3/4% Convertible Subordinated Notes due 2011, co-issued on a subordinated basis by NTL Delaware and NTL Inc. under an indenture dated June 22, 2001, as amended by a First Supplemental Indenture dated July 27, 2001, (c) 7% Convertible Subordinated Notes due 2008, issued by NTL CC (and a subordinated co-obligation of NTL Delaware and NTL Inc.) under an indenture dated December 16, 1998, as amended by a First Supplemental Indenture dated March 31, 1999, a Second Supplemental Indenture dated March 16, 2000, and a Third Supplemental Indenture dated May 17, 2000, and (d) 6 3/4% Convertible Senior Notes due 2008, issued by NTL CC (and a subordinated co-obligation of NTL Inc.) under an indenture dated May 15, 2001.

     1.157 "NTL Inc. Subordinated Notes Claim" means a Claim of an NTL Inc. Subordinated Notes Holder arising under or as a result of the NTL Inc. Subordinated Notes.

     1.158 "NTL Inc. Subordinated Notes Holder" means a holder of NTL Inc. Subordinated Notes.

     1.159 "NYSE" means the New York Stock Exchange, Inc.

     1.160 "Offerings" means, collectively, the Equity Rights Offering and the Noteholder Election Option.

     1.161 "Old Common Stock" means NTL Inc.'s common stock, par value $0.01 per share, issued and outstanding immediately before the Petition Date, or at any time prior to the Effective Date, including the associated rights under NTL Inc.'s shareholder rights plan extant on the Petition Date, quoted on the Over The Counter Bulletin Board system under the symbol "NTLD."

     1.162 "Old Common Stock Interest" means an Interest of a holder of Old Common Stock evidenced by Old Common Stock arising under or as a result of the Old Common Stock.

     1.163 "Old Junior Preferred Stock" means, collectively, the Noos Junior Preferred Stock and Other Junior Preferred Stock.

     1.164 "Old Junior Preferred Stock Interest" means an Interest of a holder of Old Junior Preferred Stock evidenced by Old Junior Preferred Stock arising under or as a result of the Old Junior Preferred Stock.

     1.165 "Old Options" means, collectively, all issued, outstanding, and unexpired options to purchase (i) Old Common Stock outstanding as of the Petition Date, and any and all "puts" or similar rights or claims relating in any manner to such options, including, but not limited to, the options issued to Bruno Claude pursuant to section 3(c) of his employment agreement, made as of October 16, 2000 or (ii) common stock of NTL CC or NTL Delaware.

     1.166 "Old Preferred Stock" means, collectively, the Old Senior Preferred Stock and Old Junior Preferred Stock.

     1.167 "Old Senior Preferred Stock" means, collectively, the 13% Senior Redeemable Exchangeable Preferred Stock and 13% Series B Senior Redeemable Exchangeable Preferred Stock.

     1.168 "Old Senior Preferred Stock Interest" means an Interest of a holder of Old Senior Preferred Stock evidenced by Old Senior Preferred Stock arising under or as a result of the Old Senior Preferred Stock.

     1.169 "Old Warrants" means all issued, outstanding, and unexpired warrants to purchase Old Common Stock outstanding as of the Petition Date.

     1.170 "Other Junior Preferred Stock" means, collectively, the (a) 5% Cumulative Participating Convertible Preferred Stock, Series A (and dividend shares Series C through Series K), (b) 5% Cumulative Participating Convertible Preferred Stock, Series B (and dividend shares Series B-1 through Series B-6), and (c) Cumulative Convertible Preferred Stock.

     1.171 "Other Junior Preferred Stock Interest" means an Interest of a holder of Other Junior Preferred Stock evidenced by Other Junior Preferred Stock arising under or as a result of the Other Junior Preferred Stock.

     1.172 "Other Old Equity Interest" means an Interest or any and all rights and claims of a holder of Old Warrants or Old Options, arising under, as a result of, or relating to the Old Warrants or Old Options, as the case may be, and any other Interest relating to Old Common Stock , including, without limitation, conversion rights, principal or other legal or contractual rights to acquire Old Common Stock.

     1.173 "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

     1.174 "Other Secured Claims" means, collectively, all Secured Claims against the Debtors, or any of them, other than the Secured Claims included in Classes 2.01 and 2.02 of this Plan.

     1.175 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, trustee, United States Trustee, estate, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency, or political subdivision thereof, or other entity.

     1.176 "Petition Date" means May 8, 2002, the date on which the Debtors filed their petitions for reorganization relief commencing the Chapter 11 Cases.

     1.177 "Plan" means this amended joint plan of reorganization, together with all exhibits hereto, as it may be further amended, modified, or supplemented from time to time in accordance with section 1127 of the Bankruptcy Code, including any Plan Supplements.

     1.178 "Plan Supplement" means the compilation of documents or forms of documents specified in this Plan (approved in all respects by the Steering Committee,) including any Exhibits to this Plan not included herewith, that the Debtors will file with the Bankruptcy Court on or before the date that is seven days prior to the Confirmation Hearing.

     1.179 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

     1.180 "Pro Rata" means, at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests (including Disputed Claims or Disputed Interests, but excluding Disallowed Claims or Disallowed Interests) in that Class, unless this Plan provides otherwise.

     1.181 "Professional" means any professional, other than a professional employed or retained by the Steering Committee, (a) employed in the Chapter 11 Cases under sections 327, 328, 329, or 1103 of the Bankruptcy Code or
(b) seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases under section 503(b)(4) or 1129(a)(4) of the Bankruptcy Code.

     1.182 "Professional Fee Claim" means a Claim of a Professional, other than a Professional employed or retained by the Steering Committee, for compensation for services rendered, and/or reimbursement of costs and expenses incurred, after the Petition Date and prior to and including the Confirmation Date.

     1.183 "PTV Swap Agreement" means the ISDA Master Agreement, dated as of March 26, 2001, by and between J.P. Morgan Chase and NTL Inc., as amended, modified, or supplemented.

     1.184 "PTV Swap Agreement Collateral" means the (pound)23,000,000 pledged by NTL Inc. to J.P. Morgan Chase pursuant to the Credit Support Annex to the PTV Swap Agreement, dated as of January 30, 2002, to secure NTL Inc.'s obligations under the PTV Swap Agreement.

     1.185 "Registration Rights Agreement(s)" means, individually and collectively, the New NTL Registration Rights Agreement and the Euroco Registration Rights Agreement.

     1.186 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before, on, or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (b) reinstating the maturity of such Claim as such maturity existed before such default, (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

     1.187 "Reorganized Debtor(s)" means, collectively, the Debtors on and after the Effective Date.

     1.188 "Reorganized . . ." means the identified entity on and after the Effective Date.

     1.189 "Restructuring Expenses" means the aggregate expenses incurred by NTL and its subsidiaries in connection with the Restructuring, as more fully described in the Disclosure Statement.

     1.190 "Rights" means, collectively, the Equity Rights and the Noteholder Election Option.

     1.191 "SEC" means the United States Securities and Exchange Commission.

     1.192 "Secured Claim" means a Claim, other than a Setoff Claim, that is secured by a Lien that is valid, perfected, and enforceable, and not avoidable, on property in which a Debtor has an interest, or the proceeds of the sale of such property, to the extent of the value, as of the Effective Date, of such interest or Lien as determined by a Final Order of the Bankruptcy Court under section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by a Debtor or Reorganized Debtor and the holder of such Claim.

     1.193 "Securities Act" means the Securities Act of 1933, as amended from time to time and any successor statutes.

     1.194 "Securities Actions" means, collectively, the actions captioned
(a) James Haber v. NTL Inc., et al., Civil Action No. 02-CV-3013, (b) Mike Atassi v. NTL Inc., et al., Civil Action No. 02-CV-3297, (c) Harry Pariser
v. NTL Inc., et al., Civil Action No. 02-CV-3415, and (d) Addy Krebs v. NTL Inc., et al., Civil Action No. 02-CV-3485, each pending in the United States District Court for the Southern District of New York.

     1.195 "Securities Claim" means a Claim of the type described in, and subject to subordination under, section 510(b) of the Bankruptcy Code, including any Claim arising from the rescission of a purchase or sale of an Existing Security of a Debtor, for damages arising from the purchase or sale of such an Existing Security, or for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of such Claim, including, but not limited to, a Claim with respect to any action pending against any Debtor and/or its current or former officers and directors in which Securities Claims are asserted, including the Securities Actions.

     1.196 "Securities Claim Bar Date" means the date designated by the Bankruptcy Court as the last date for filing proofs of Securities Claims against the Debtors.

     1.197 "Senior Credit Facility" means the credit agreement, dated May 30, 2000, by and among NTL Communications Limited, as parent, NTL Investment Holdings Limited, as post-novation borrower, the guarantors named therein, NTL CC, J.P. Morgan plc (formerly known as Chase Manhattan plc) and Morgan Stanley Dean Witter Bank Limited, as arrangers, J.P. Morgan Europe Limited (formerly known as Chase Manhattan International Limited), as agent and security trustee, and the other parties thereto, as may be further amended and/or restated from time to time.

     1.198 "Senior Notes" means, collectively, Diamond Holdings Notes, Diamond Cable Notes, NTL CC Convertible Senior Notes, and NTL CC Senior Notes.

     1.199 "Senior Notes Claim" means a Claim of a Senior Notes Holder arising under or as a result of the Senior Notes.

     1.200 "Senior Notes Holder" means a holder of Senior Notes.

     1.201 "Series A Warrant Agent" means Continental Stock Transfer & Trust Company, in its capacity as warrant agent under the Series A Warrant Agreement.

     1.202 "Series A Warrant Agreement" means the warrant agreement, substantially in the form of Exhibit E annexed hereto, between New NTL and Continental Stock Transfer & Trust Company, as Series A Warrant Agent.

     1.203 "Series A Warrants" means the warrants to purchase shares of New NTL Common Stock authorized under Article IV.C.2.a.i of this Plan and the Amended Certificate of Incorporation of NTL CC and described in the term sheet annexed hereto as Exhibit J, to be issued by New NTL under this Plan as of the Effective Date in accordance with the Series A Warrant Agreement.

     1.204 "Setoff Claim" means a Claim of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed in writing by any Debtor, to the extent of the amount subject to such right of setoff.

     1.205 "Share Account Pledge Agreement" means the Share Account Pledge Agreement, dated May 18, 2001, by and between NTL Inc. and France Telecom, pursuant to which NTL Inc. pledged the Noos Interest to France Telecom.

     1.206 "6.5% Fixed Coupon Redeemable Preferred Stock" means the shares of 6.5% Fixed Coupon Redeemable Preferred Stock, Series A, of NTL Inc. outstanding immediately prior to the Petition Date.

     1.207 "6.5% Fixed Coupon Redeemable Preferred Stock Interest" means an Interest of a holder of 6.5% Fixed Coupon Redeemable Preferred Stock arising under or as a result of the 6.5% Fixed Coupon Redeemable Preferred Stock.

     1.208 "Solicitation Agent" means Innisfree M&A Incorporated, in its capacity as information, balloting, and noticing agent for the Debtors.

     1.209 "Solicitation Procedures Order" means the order of the Bankruptcy Court or other court of competent jurisdiction approving the Debtors' proposed procedures to govern their solicitation of votes on this Plan.

     1.210 "Steering Committee" means the steering committee of the unofficial committee of noteholders of NTL Delaware, NTL CC, Diamond Cable, Diamond Holdings, and Triangle.

     1.211 "Stockholders" means, collectively, the holders of Old Common Stock, Other Junior Preferred Stock, and Old Senior Preferred Stock.

     1.212 "Subordinated Notes" means, collectively, the NTL CC
Subordinated Notes , NTL Delaware Subordinated Notes, and NTL Inc. Subordinated Notes.

     1.213 "Subordinated Notes Claim" means a Claim of a Subordinated Note Holder arising under or as a result of the Subordinated Notes.

     1.214 "Subordinated Notes Holder" means a holder of Subordinated
Notes.

     1.215 "Subsidiary Common Stock Interests" means, collectively, the issued and outstanding common stock of each of the Debtor Subsidiaries.

     1.216 "13% Senior Redeemable Exchangeable Preferred Stock" means the shares of 13% senior redeemable exchangeable preferred stock of NTL Inc. outstanding as of the Petition Date.

     1.217 "13% Series B Senior Redeemable Exchangeable Preferred Stock" means the shares of 13% senior redeemable exchangeable preferred stock, Series B, of NTL Inc. outstanding as of the Petition Date.

     1.218 "Triangle" means NTL (Triangle) LLC, a Delaware limited liability company.

     1.219 "UBS Warburg" means UBS Warburg LLC.

     1.220 "Unimpaired Claim" means a Claim that is not Impaired under this Plan.

     1.221 "Unsecured Claim" means a Claim against any Debtor, other than an Administrative Claim or a Secured Claim.

     1.222 "Variable Coupon Redeemable Preferred Stock" means the shares of variable coupon redeemable preferred stock, Series A, of NTL Inc.
outstanding immediately prior to the Petition Date.

     1.223 "Variable Coupon Redeemable Preferred Stock Interest" means an Interest of a holder of Variable Coupon Redeemable Preferred Stock arising under or as a result of the Variable Coupon Redeemable Preferred Stock.

     1.224 "Voting Deadline" means the date and time, as fixed by an order of the Bankruptcy Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject this Plan must be received by the Solicitation Agent.

     1.225 "Voting Record Date" means the record date for voting to accept or reject this Plan, as fixed by an order of the Bankruptcy Court, which date shall be one (1) Business Day after the Petition Date.

     1.226 "Working Capital Facility" means the credit agreement, dated May 30, 2000, by and among NTL CC, as parent, NTL (UK) Group, Inc., as intermediate parent, NTL Communications Limited, as borrower, and J.P. Morgan plc (formerly known as Chase Manhattan plc) and Morgan Stanley Dean Witter Bank Limited, as arrangers and joint book managers, J.P. Morgan Europe Limited (formerly known as Chase Manhattan International Limited), as agent and security trustee, and the other parties thereto, as may be further amended and/or restated from time to time.

     1.227 "Working Capital Facility Guaranty" means the guaranty by NTL CC of the obligations of NTL Communications Limited as borrower under the Working Capital Facility.

     1.228 "Working Capital Facility Guaranty Collateral" means the collateral securing the Working Capital Facility Guaranty.

     1.229 "Working Capital Facility Lenders" means the lenders under the Working Capital Facility.

C.   Rules Of Interpretation

     1.  General

     In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan, (d) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

     2.  "Including"

     As used in this Plan, "including" means "including without limitation."

     3.  "On"

     With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

     4.  "Contra Proferentum" Rule Not Applicable

     This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Steering Committee, France Telecom, and certain other holders of Existing Securities. Each of the foregoing was represented by counsel who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as "contra proferentum" shall not apply to the interpretation of any provision of this Plan, the Disclosure Statement, or any agreement or document generated in connection herewith.

D.   Computation Of Time

     In computing any period of time prescribed or allowed by this Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                ARTICLE II.

                   CLASSIFICATION OF CLAIMS AND INTERESTS

A.   Introduction

     All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified and are not entitled to vote on this Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

B.   Unclassified Claims  (not entitled to vote on the Plan)

     1.  Administrative Claims

     2.  Priority Tax Claims

C. Unimpaired Classes Of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote)

     1. Class 1: Other Priority Claims (All Debtors)

     Class 1 consists of all Other Priority Claims against all Debtors.

     2. Class 2: Secured Claims (All Debtors)

     Class 2 consists of separate subclasses for each Secured Claim secured by a security interest in or lien on property in which a Debtor's Estate has an interest and, in the aggregate, all Secured Claims against all Debtors. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code and this Plan, including for purposes of voting to accept or reject this Plan.

     a. Class 2.01: Working Capital Facility Guaranty Secured Claims

     Class 2.01 consists of all Claims against NTL CC, secured by and to the extent of the value (as of the Petition Date), of the Working Capital Facility Guaranty Collateral, directly or indirectly arising from or under, or relating in any way to, the Working Capital Facility Guaranty.

     b. Class 2.02: PTV Swap Secured Claims

     Class 2.02 consists of all Claims against NTL Inc., secured by and to the extent of the value (as of the Petition Date), if any, of the PTV Swap Agreement Collateral, directly or indirectly arising from or under, or relating in any way to, the PTV Swap Agreement.

     c. Class 2.03: Other Secured Claims

     Class 2.03 consists of all Other Secured Claims against all Debtors.

     3. Class 3: General Unsecured Claims (All Debtors)

     Class 3 consists of all General Unsecured Claims against all Debtors.

     4. Class 4: Diamond Holdings Notes Claims

     Class 4 consists of all Diamond Holdings Notes Claims against Diamond Holdings.

D.   Impaired Classes Of Claims And Interests (entitled to vote on the Plan)

     1. Class 5: Subsidiary Common Stock Interests

     Class 5 consists of all Subsidiary Common Stock Interests.

     2. Class 6: Diamond Cable Notes Claims

     Class 6 consists of all Diamond Cable Notes Claims against Diamond Cable. Notwithstanding any provision to the contrary contained in this Plan, the Diamond Cable Notes Claims shall be deemed Allowed Class 6 Claims for all purposes under this Plan or the Confirmation Order, without the need to file proofs of Claim, in the aggregate amount of $1,275,793,104, as follows: (a) Claims with respect to the 13 1/4% Senior Discount Notes due 2004 shall be deemed Allowed Class 6 Claims in the amount of $289,087,440,
(b) Claims with respect to the 11 3/4% Senior Discount Notes due 2005 shall be deemed Allowed Class 6 Claims in the amount of $555,783,688, and (c) Claims with respect to the 10 3/4% Senior Discount Notes due 2007 shall be deemed Allowed Class 6 Claims in the amount of $430,921,976.

     3. Class 7: NTL CC Senior Notes Claims

     Class 7 consists of all NTL CC Senior Notes Claims. Notwithstanding any provision to the contrary contained in this Plan, the NTL CC Senior Notes Claims shall be deemed Allowed Class 7 Claims for all purposes under this Plan or the Confirmation Order, without the need to file proofs of Claim, in the aggregate amount of $7,755,752,661 as follows: (a) Claims with respect to the 12 3/4% Senior Deferred Coupon Notes due 2005 shall be deemed Allowed Class 7 Claims in the amount of $297,772,663, (b) Claims with respect to the 11 1/2 Senior Deferred Coupon Notes due 2006 shall be deemed Allowed Class 7 Claims in the amount of $1,082,535,417, (c) Claims with respect to the 10% Senior Notes due 2007 shall be deemed Allowed Class 7 Claims in the amount of $409,222,222, (d) Claims with respect to the 9 3/4% Senior Deferred Coupon Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $1,193,794,948, (e) Claims with respect to the 10 3/4% Senior Deferred Coupon Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $400,863,234, (f) Claims with respect to the 9 1/2% Senior Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $193,941,845, (g) Claims with respect to the 11 1/2% Senior Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $668,324,653,
(h) Claims with respect to the 123/8% Senior Deferred Coupon Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $380,610,860, (i) Claims with respect to the 9 3/4% Senior Deferred Coupon Notes due 2009 shall be deemed Allowed Class 7 Claims in the amount of $402,810,754, (j) Claims with respect to the 9 1/4% Senior Notes due 2006 shall be deemed Allowed Class 7 Claims in the amount of $238,866,033, (k) Claims with respect to the 97/8% Senior Notes due 2009 shall be deemed Allowed Class 7 Claims in the amount of $335,374,097, (l) Claims with respect to the 11 1/2% Senior Deferred Coupon Notes due 2009 shall be deemed Allowed Class 7 Claims in the amount of $144,952,020, (m) Claims with respect to the 117/8% Senior Notes due 2010 shall be deemed Allowed Class 7 Claims in the amount of $535,789,931, (n) Claims with respect to the 123/8% Senior Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $283,590,859, and (o) Claims with respect to the 6 3/4% Convertible Senior Notes due 2008 shall be deemed Allowed Class 7 Claims in the amount of $1,187,303,125.

     4. Class 8: NTL CC Subordinated Notes Claims

     Class 8 consists of all NTL CC Subordinated Notes Claims.
Notwithstanding any provision to the contrary contained in this Plan, the NTL CC Subordinated Notes Claims shall be deemed Allowed Class 8 Claims for all purposes under this Plan or the Confirmation Order, without the need to file proofs of Claim, in the aggregate amount of $503,399,633.

     5. Class 9: NTL Delaware Subordinated Notes Claims

     Class 9 consists of all NTL Delaware Subordinated Notes Claims; provided, however, that as of the Effective Date, France Telecom shall be deemed to have waived its NTL Delaware Subordinated Notes Claims in the aggregate amount of $232,000,000 plus accrued interest through the Petition Date, and shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such NTL Delaware Subordinated Notes Claims. Notwithstanding any provision to the contrary contained in this Plan, the NTL Delaware Subordinated Notes Claims shall be deemed Allowed Class 9 Claims for all purposes under this Plan or the Confirmation Order, without the need to file proofs of Claim, in the aggregate amount of $1,833,955,494, as follows: (a) Claims with respect to the 5 3/4% Convertible Subordinated Notes due 2009 shall be deemed Allowed Class 9 Claims in the amount of $1,227,408,333, (b) Claims with respect to the 5 3/4% Convertible Subordinated Notes due 2011 shall be deemed Allowed Class 9 Claims in the amount of $103,147,528, and (c) Claims with respect to the 7% Convertible Subordinated Notes due 2008 shall be deemed Allowed Class 9 Claims in the amount of $503,399,633.

     6. Class 10: NTL Inc. Subordinated Notes Claims

     Class 10 consists of all NTL Inc. Subordinated Notes Claims; provided, however, that as of the Effective Date, France Telecom shall be deemed to have waived its NTL Inc. Subordinated Notes Claims in the aggregate amount of $232,000,000 plus accrued interest through the Petition Date, and shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such NTL Inc. Subordinated Notes Claims. Notwithstanding any provision to the contrary contained in this Plan, the NTL Inc. Subordinated Notes Claims shall be deemed Allowed Class 10 Claims for all purposes under this Plan or the Confirmation Order, without the need to file proofs of Claim, in the aggregate amount of $3,021,258,619, as follows: (a) Claims with respect to the 5 3/4% Convertible Subordinated Notes due 2009 shall be deemed Allowed Class 10 Claims in the amount of $1,227,408,333, (b) Claims with respect to the 5 3/4% Convertible Subordinated Notes due 2011 shall be deemed Allowed Class 10 Claims in the amount of $103,147,528, (c) Claims with respect to the 7% Convertible Subordinated Notes due 2008 shall be deemed Allowed Class 10 Claims in the amount of $503,399,633, and (d) Claims with respect to the 6 3/4% Convertible Senior Notes due 2008 shall be deemed Allowed Class 10 Claims in the amount of $1,187,303,125.

     7. Class 11: Intercompany Claims

     Class 11 consists of all Intercompany Claims.

E. Impaired Classes Of Interests (Classes 12, 13, and 14 are entitled to vote on the Plan)

     1. Class 12: Old Senior Preferred Stock Interests

     Class 12 consists of all Old Senior Preferred Stock Interests in NTL Inc. Notwithstanding any provision to the contrary contained in this Plan, the Old Senior Preferred Stock Interests shall be deemed Allowed Class 12 Interests for all purposes under this Plan or the Confirmation Order.

     2. Class 13: Old Junior Preferred Stock Interests

     Class 13 consists of all Old Junior Preferred Stock Interests in NTL Inc. Notwithstanding any provision to the contrary contained in this Plan, the Old Junior Preferred Stock Interests shall be deemed Allowed Class 13 Interests for all purposes under this Plan or the Confirmation Order.

     a. Group 13-A: Noos Junior Preferred Stock Interests

     Group 13-A consists of all Noos Junior Preferred Stock Interests.

     b. Group 13-B: Other Junior Preferred Stock Interests

     Group 13-B consists of all Other Junior Preferred Stock Interests.

     3. Class 14: Old Common Stock Interests

     Class 14 consists of all Old Common Stock Interests in NTL Inc. Notwithstanding any provision contained in this Plan to the contrary, the Old Common Stock Interests shall be deemed Allowed Class 14 Interests for all purposes under this Plan.

F. Additional Impaired Classes (Classes 15 and 16 are deemed to have rejected the Plan and, therefore, are not entitled to vote)

     1. Class 15: Securities Claims

     a. Class 15.01: Debt Securities Claims

     Class 15.01 consists of all Debt Securities Claims against a Debtor.

     b. Class 15.02: Equity Securities Claims

     Class 15.02 consists of all Equity Securities Claims against NTL Inc.

     2. Class 16: Other Old Equity Interests

     Class 16 consists of all Other Old Equity Interests in NTL Inc.


                                ARTICLE III.

                     TREATMENT OF CLAIMS AND INTERESTS

A.  Unclassified Claims

     1.  Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of Article XV.A.2 hereof, on, or as soon as reasonably practicable after the latest of (a) the Effective Date, (b) the date that is five (5) Business Days after the date such Administrative Claim becomes an Allowed Administrative Claim, or (c) the date that is five (5) Business Days after the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall, receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that (i) DIP Facility Claims against any Debtor shall be paid in full in Cash on the Effective Date and (ii) obligations incurred in the ordinary course of business, consistent with past practice, or assumed by the Debtors shall be paid in full or performed by the Debtors or Reorganized Debtors in the ordinary course of business, consistent with past practice; provided further, however, that Allowed Administrative Claims incurred by the Debtors or Reorganized Debtors after the Confirmation Date, including, without limitation, Professional Fee Claims, shall not be subject to application and may be paid by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

     2.  Priority Tax Claims

     Each holder of an Allowed Priority Tax Claim shall receive, at the sole discretion of the Debtors, and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments made in equal annual installments beginning on or before the first anniversary following the Effective Date, with the final installment payable not later than the sixth (6th) anniversary of the date of the assessment of such Allowed Priority Tax Claim, together with interest on the unpaid portion thereof at the Case Interest Rate from the Effective Date through the date of payment thereof, or (c) such other treatment as to which the applicable Debtor and such holder shall have agreed on in writing; provided, however, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.   Unimpaired Classes Of Claims

     1.  Class 1:  Other Priority Claims (All Debtors)

     On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim,
(a) Cash in an amount equal to the unpaid portion of such Allowed Other Priority Claim or (b) such other treatment as to the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Other Priority Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     2.  Class 2:  Secured Claims

     Each holder of a Class 2 Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Class 2 Secured Claim shall receive the treatment set forth below. To the extent, if any, that the value of the collateral securing a Class 2 Secured Claim is less than the total amount of such Claim, the difference shall be treated as a Class 3 General Unsecured Claim. The Debtors specifically reserve all rights to challenge the validity, nature, and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests.

     a. Class 2.01: Working Capital Facility Guaranty Secured Claims

     The legal, equitable, and contractual rights to which each Allowed Class 2.01 Working Capital Facility Guaranty Secured Claims entitles its holders are unaltered by this Plan and all such Allowed Class 2.01 Working Capital Facility Guaranty Secured Claims shall be Reinstated on the Effective Date.

     b. Class 2.02: PTV Swap Secured Claims

     The legal, equitable, and contractual rights to which each Allowed Class 2.02 PTV Swap Secured Claim entitles its holders are unaltered by this Plan and all such Allowed Class 2.02 PTV Swap Secured Claims shall be Reinstated on the Effective Date.

     c. Class 2.03: Other Secured Claims

     The legal, equitable, and contractual rights to which each Allowed Class 2.03 Other Secured Claim entitles its holders are unaltered by this Plan and all such Allowed Class 2.03 Other Secured Claims shall be Reinstated on the Effective Date.

     3. Class 3: General Unsecured Claims

     The legal, equitable, and contractual rights to which each Allowed Class 3 General Unsecured Claim entitles its holders are unaltered by this Plan and all such Allowed Class 3 General Unsecured Claims shall be Reinstated on the Effective Date. Allowed Class 3 General Unsecured Claims incurred in the ordinary course of business shall be paid in full or performed by the Debtors or the Reorganized Debtors in the ordinary course of business, consistent with past practice.

     4. Class 4: Diamond Holdings Notes Claims

     The legal, equitable, and contractual rights to which each Allowed Class 4 Diamond Holdings Notes Claim entitles its holders are unaltered by this Plan and all such Allowed Class 4 Diamond Holdings Notes Claims shall be Reinstated on the Effective Date.

C.   Impaired Classes Of Claims And Interests

     1. Class 5: Subsidiary Common Stock Interests

     NTL Delaware (which shall be deemed to have accepted this Plan), the holder of 100% of the shares of capital stock of NTL CC, has agreed that its Subsidiary Common Stock Interests in NTL CC shall be exchanged with New NTL on the Effective Date for those portions of the NTL Delaware Subordinated Notes, NTL Inc. Subordinated Notes, Old Common Stock, Old Senior Preferred Stock, and Other Junior Preferred Stock, and the respective Claims or Interests associated therewith contributed to New NTL by the holders of such notes and stock pursuant to the Plan, and NTL Delaware shall not be entitled to, and shall not, receive or retain any other property or interest in property on account of such Interests; provided, however, that such exchange shall not occur until after the issuance by New NTL and Euroco of all of the New Securities. All other Allowed Class 5 Subsidiary Common Stock Interests shall, at the discretion of NTL Inc., (a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Interest entitles the holder thereof, (b) be Reinstated, or (c) receive such other treatment as NTL Inc. and such holder have agreed upon in writing.

     2.  Class 6:  Diamond Cable Notes Claims

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 6 Diamond Cable Notes Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 6 Diamond Cable Notes Claim, its Pro Rata share of 27,271,736 shares of New NTL Common Stock. Notwithstanding anything to the contrary contained in this Plan, (a) on the Effective Date the Diamond Cable Notes, all rights and interests related to or arising from any and all Class 6 Diamond Cable Notes Claims and all rights and interests of the relevant Indenture Trustees relating to the Diamond Cable Notes Indentures shall be delivered, assigned, conveyed, and transferred by such Persons to New NTL, which shall be the holder of the Diamond Cable Notes and all such rights and interests from and after the Effective Date, (b) on the Effective Date and without prejudice to the generality of clause (a) above, each holder of a Class 6 Diamond Cable Notes Claim that holds any definitive registered security or securities in respect of its Diamond Cable Notes shall transfer such security or securities to New NTL, and (c) in each case, if Class 6 votes as a Class to accept the Plan, then on and after the Effective Date, each Person who was a holder of a Class 6 Diamond Cable Notes Claim immediately prior to the transfers described in clauses
(a) and (b) above and, whether or not such Person has (i) voted on the Plan or (ii) voted to reject the Plan, shall, insofar as it relates to such holder, (x) do all such acts and things, and execute such documents as may be reasonably necessary or desirable to effect and complete such transfers and (y) be deemed to have appointed New NTL as its agent to undertake such additional actions as may be necessary to effectuate such transfers; provided, however, that notwithstanding the foregoing clauses (a) through
(c), the right to receive the distributions contemplated by this Article shall not be transferred to New NTL and shall remain the property of the holders of Class 6 Diamond Cable Notes Claims immediately prior to such transfers.

     A vote to accept this Plan by a holder of an Allowed Class 6 Diamond Cable Notes Claims shall constitute an irrevocable direction by such holder to the relevant Person, Indenture Trustee, securities intermediary, or Nominee through, or in relation to which, the holder holds its Class 6 Diamond Cable Notes Claim, to direct its relevant Indenture Trustee, securities intermediary, or Nominee, or other trustee for the global bearer notes evidencing the Diamond Cable Notes, to deliver, transfer, convey, and assign the global bearer notes evidencing the Diamond Cable Notes to New NTL. In the event that Class 6 votes to accept the Plan, then upon entry of the Confirmation Order, all holders of Allowed Class 6 Diamond Cable Notes Claims who did not vote on the Plan or who voted to reject the Plan shall be deemed to have made such an irrevocable direction.

     In consideration of the foregoing, on the Effective Date or, if later and unless waived by New NTL, immediately following completion of the transfers described in clauses (a) and (b) above and the delivery, transfer, conveyance, and assignment of the global bearer notes evidencing the Diamond Cable Notes to New NTL, to the fullest extent permitted by law, all holders of Class 6 Diamond Cable Notes Claims shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, the Indenture Trustees, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 6 Diamond Cable Notes Claims.

     3.  Class 7:  NTL CC Senior Notes Claims

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 7 NTL CC Senior Notes Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 7 NTL CC Senior Notes Claim, its Pro Rata share of
(i) 165,504,192 shares of New NTL Common Stock, (ii) 3,790 shares of Euroco Preferred Stock, (iii) 0.725% of the Delaware Cash Amount, (iv) 5.012% of the NTL Cash Amount, and (v) the Class 7 Euroco Value.

     In consideration of the foregoing, on the Effective Date, but effective as of the Confirmation Date, to the fullest extent permitted by law, all holders of Class 7 NTL CC Senior Notes Claims shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 7 NTL CC Senior Notes Claims.

     4.  Class 8:  NTL CC Subordinated Notes Claims

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 8 NTL CC Subordinated Notes Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 8 NTL CC Subordinated Notes Claim, its Pro Rata share of (i) 3,292,516 shares of New NTL Common Stock, (ii) 6,615 shares of Euroco Common Stock, (iii) 76 shares of Euroco Preferred Stock,
(iv) 0.014% of the Delaware Cash Amount, (v) 0.100% of the NTL Cash Amount, and (vi) the Class 8 Noteholder Election Option.

     In consideration of the foregoing, on the Effective Date, but effective as of the Confirmation Date, to the fullest extent permitted by law, all holders of Class 8 NTL CC Subordinated Notes Claims shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 8 NTL CC Subordinated Notes Claims.

     5.  Class 9:  NTL Delaware Subordinated Notes Claims

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 9 NTL Delaware Subordinated Notes Claim, other than France Telecom, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 9 NTL Delaware Subordinated Notes Claim, its Pro Rata share of (i) 2,661,253 shares of New NTL Common Stock, (ii) 10,692,532 shares of Euroco Common Stock, (iii) 299,391 shares of Euroco Preferred Stock, (iv) 85.540% of the Delaware Cash Amount, and (v) the Class 9 Noteholder Election Option.

     In consideration of the foregoing, on the Effective Date, but effective as of the Confirmation Date, to the fullest extent permitted by law, all holders of Class 9 NTL Delaware Subordinated Notes Claims shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 9 NTL Delaware Subordinated Notes Claims.

     6.  Class 10:  NTL Inc. Subordinated Notes Claim

     On, or as soon as reasonably practicable after, the Distribution Date, the holder of the Allowed Class 10 NTL Inc. Subordinated Notes Claim, other than France Telecom, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 10 NTL Inc. Subordinated Notes Claim (i) 1,270,303 shares of New NTL Common Stock,
(ii) 6,270,159 shares of Euroco Common Stock, (iii) 71,744 shares of Euroco Preferred Stock, (iv) 13.720% of the Delaware Cash Amount, (v) 94.887% of the NTL Cash Amount, and (vi) the Class 10 Noteholder Election Option.

     In consideration of the foregoing, on the Effective Date, but effective as of the Confirmation Date, to the fullest extent permitted by law, all holders of Class 10 NTL Inc. Subordinated Notes Claims shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 10 NTL Inc. Subordinated Notes Claims.

     7.  Class 11:  Intercompany Claims

     On the Effective Date, all Class 11 Intercompany Claims owed by a Debtor, directly or indirectly, to any of its Debtor Subsidiaries shall be distributed by such Debtor Subsidiary up to its corporate parent in exchange for one share of such Debtor Subsidiary's common stock and in extinguishment of such Claim. On the Effective Date, all Class 11 Intercompany Claims owed, directly or indirectly, by any Debtor Subsidiary to any parent Debtor, shall be contributed by the parent Debtor down to such Debtor Subsidiary in exchange for one additional share of common stock from such Debtor Subsidiary and in extinguishment of such Claim.

D.   Impaired Classes Of Interests

     This Plan is predicated on, among other things, agreement to the terms of the Debtors' restructuring between and among the Junior Stakeholders, on the one hand, and the holders of Debt Securities, on the other. The Debt Securities holders are entitled under the Bankruptcy Code to a distribution of 100% of the Debtors' and Reorganized Debtors' enterprise value. Absent the willingness of the Debt Securities holders to provide value, in the form of the distributions described below, to the Junior Stakeholders, the Junior Stakeholders would not be entitled to, and would not, receive any distribution from the Debtors under the Plan on account of their Interests in the Debtors. In order to, among other things, facilitate and avoid delay in consummation of the Plan and the Debtors' restructuring, the Debt Securities holders have agreed to provide to the Junior Stakeholders, in exchange for their acceptance of this Plan and assent to the transactions contemplated hereby, a portion of the Debtors' and Reorganized Debtors' enterprise value that such Debt Securities holders otherwise are entitled to receive. Accordingly, if and to the extent that a Class of Junior Stakeholders entitled to vote on this Plan fails to accept the Plan, then no member of such rejecting Class of Junior Stakeholders shall be entitled to, or shall receive, any distribution under the Plan on account of its Interests in the Debtors and the consideration otherwise available to the members of such rejecting Class shall be retained by the Debt Securities holders or treated as otherwise set forth in the Confirmation Order.

     1.  Class 12:  Old Senior Preferred Stock Interests

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 12 Old Senior Preferred Stock Interest shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 12 Old Senior Preferred Stock Interest, its Pro Rata share of (i) 2,996,475 Series A Warrants, (ii) 1,284,205 Equity Rights, and (iii) 642,102 shares of Euroco Common Stock; provided, however, that in the event that the holders of Class 12 Old Senior Preferred Stock Interests vote as a class to reject this Plan, then such holders of Class 12 Old Senior Preferred Stock Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 12 Old Senior Preferred Stock Interests.

     In consideration of the foregoing, on the Effective Date, but effective as of the Confirmation Date, to the fullest extent permitted by law, all holders of Class 12 Old Senior Preferred Stock Interests shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 12 Old Senior Preferred Stock Interests.

     2. Class 13: Old Junior Preferred Stock Interests

     a. Group 13-A: Noos Junior Preferred Stock Interests

              i.  6.5% Fixed Coupon Redeemable Preferred Stock Interests

     On, or as soon as reasonably practicable after, the Distribution Date, the holder of the Allowed 6.5%Fixed Coupon Redeemable Preferred Stock Interests in Group 13-A shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed 6.5% Fixed Coupon Redeemable Preferred Stock Interests, 20.553% of the Noos Interest; provided, however, that in the event that the holders of Class 13 Old Junior Preferred Stock Interests vote as a class to reject this Plan, then the holder of the Allowed 6.5% Fixed Coupon Redeemable Preferred Stock Interests in Group 13-A shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interests.

              ii. Variable Coupon Redeemable Preferred Stock Interests

     On, or as soon as reasonably practicable after, the Distribution Date, the holder of the Allowed Variable Coupon Redeemable Preferred Stock Interests in Group 13-A shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Variable Coupon Redeemable Preferred Stock Interests, 79.447% of the Noos Interest; provided, however, that in the event that the holders of Class 13 Old Junior Preferred Stock Interests vote as a class to reject this Plan, then the holder of the Allowed Variable Coupon Redeemable Preferred Stock Interests in Group 13-A shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interests.

         b.   Group 13-B:  Other Junior Preferred Stock Interests

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Other Junior Preferred Stock Interest in Group 13-B shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Junior Preferred Stock Interest, its Pro Rata share of (i) 22,402,468 Series A Warrants and (ii) 9,601,058 Equity Rights; provided, however, that in the event that the holders of Class 13 Old Junior Preferred Stock Interests vote as a class to reject this Plan, then the holder of the Allowed Other Junior Preferred Stock Interests in Group 13-B shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interests.

     In consideration of the foregoing, on the Effective Date, but effective as of the Confirmation Date, to the fullest extent permitted by law, all holders of Class 13 Old Junior Preferred Stock Interests shall be deemed to release, and shall be permanently enjoined from bringing any action against, the Debtors, New NTL, Euroco, and their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives and their respective property, on account of any claims, obligations, rights, causes of action, or liabilities related to or arising from any and all Class 13 Old Junior Preferred Stock Interests.

     3.  Class 14:  Old Common Stock Interests

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class 14 Old Common Stock Interest shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 14 Old Common Stock Interest, its Pro Rata share of
(i) 9,601,058 Series A Warrants, (ii) 4,114,739 Equity Rights, and (iii) 2,057,369 shares of Euroco Common Stock; provided, however, that in the event that the holders of Class 14 Old Common Stock Interests vote as a class to reject this Plan, then the holders of Allowed Class 14 Old Common Stock Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interests or Claims.

E.   Additional Impaired Classes

     1.  Class 15:  Securities Claims

         a.   Class 15.01:  Debt Securities Claims

     The Class 15.01 Debt Securities Claims shall be extinguished and the holders thereof shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Debt Securities Claims.

         b.   Class 15.02:  Equity Securities Claims

     The Class 15.02 Equity Securities Claims shall be extinguished and the holders thereof shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Securities Claims.

     2.  Class 16:  Other Old Equity Interests

     The Class 16 Other Old Equity Interests shall be extinguished and the holders thereof shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Other Old Equity Interests.

F. Additional Distributions With Respect To Allowed Claims In Classes 6, 7, 8, 9, And 10

     With respect to the treatment of Allowed Claims in Classes 6, 7, 8, 9, and 10, in addition to the distributions described in Articles III.C.2 through III.C.6 above, the professionals of the Steering Committee shall be paid their unpaid fees and expenses incurred in accordance with their prepetition engagement arrangements. Thus, on the Effective Date, the Reorganized Debtors shall pay, in Cash, the unpaid fees and expenses incurred on and after the Petition Date by Fried, Frank, Harris, Shriver & Jacobson and Cadwalader, Wickersham & Taft, and UBS Warburg shall be paid in full all of its unpaid fees and expenses owing and due, as provided in its prepetition engagement letter. Such amounts shall be deemed to be incremental distributions on behalf of Allowed Claims in Classes 6, 7, 8, 9, and 10.

G.   Special Provision Regarding Unimpaired Claims

     Except as otherwise provided in this Plan, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement entered into and enforceable pursuant to the terms of this Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

H.   Allowed Claims And Interests

     Notwithstanding any provision herein to the contrary, the Disbursing Agent shall make distributions only to holders of Allowed Claims and Interests. No holder of a Disputed Claim or Interest shall receive any distribution on account thereof until and to the extent that its Disputed Claim or Interest becomes an Allowed Claim or Interest. The presence of a Disputed Claim or Interest in any Class shall not be a cause to delay distribution to Allowed Claims or Interests in that Class or in any junior Classes. Any holder of a Disputed Claim or Interest that becomes an Allowed Claim or Interest after the Distribution Date shall receive its distribution, without postpetition interest (except as otherwise expressly provided in this Plan), within ten (10) Business Days of the date that such Disputed Claim or Interest becomes an Allowed Claim or Interest.

I.   Accrual Of Postpetition Interest

     In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against all Debtors shall be calculated as of the Petition Date. Except as otherwise provided elsewhere in this Plan or in an order of the Bankruptcy Court, no holder of an Allowed Claim shall be entitled to the accrual of postpetition interest or the payment by the Debtors or Reorganized Debtors of postpetition interest on account of such Claim for any purpose; provided, however, that holders of Unimpaired Claims shall be entitled to postpetition interest to the extent required under any applicable agreement or by applicable non-bankruptcy law.

J.   Alternative Treatment

     Notwithstanding any provision to the contrary contained in this Plan, any holder of an Allowed Claim or Interest may receive, in lieu of the distribution or treatment to which it is entitled under this Article III, any other distribution or treatment to which it and the applicable Debtor (with the prior consent of the Steering Committee) may agree in writing.


                                ARTICLE IV.

                    MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Continued Corporate Existence

     Subject to the provisions of Article IV.C.1 of this Plan, each of the Reorganized Debtors shall continue to exist after the Effective Date as a separate corporate entity in accordance with the applicable law in the applicable jurisdiction in which it is incorporated, under its respective certificate of incorporation and by-laws or other organizational documents in effect before the Effective Date, except as its certificate of incorporation and by-laws or other organizational documents are amended by this Plan.

B.   Corporate Action

     1.  Amended Certificates Of Incorporation And By-laws

     The certificate of incorporation and by-laws of NTL Inc. and NTL CC shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, (x) a provision prohibiting the issuance of non-voting equity securities, and, if applicable, (y) a provision as to the classes of securities issued pursuant to this Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended Certificate of Incorporation of NTL CC also shall include, among other things, provisions authorizing (i) a change in the name of the corporation from "NTL Communications Corp." to "NTL Incorporated" and (ii) 600 million shares of New NTL Common Stock and 5 million shares of "blank check" preferred stock. The Amended Certificate of Incorporation of NTL Inc. also shall include, among other things, provisions authorizing (i) a change in the name of the corporation from "NTL Incorporated" to "NTL Europe, Inc." and (ii) 60 million shares of Euroco Common Stock and 1 million shares of "blank check" preferred stock, including the shares of Euroco Preferred Stock.

     2.  Cancellation Of Existing Securities And Agreements

     On the Effective Date, except as otherwise provided for herein, (i) the Existing Securities and any other note, bond, Indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except the Diamond Cable Notes or any other instrument or document evidencing such indebtedness under the Diamond Cable Notes, and such notes or other instruments evidencing indebtedness or obligations of a Debtor as are Reinstated under this Plan, shall be canceled, and (ii) the obligations of the Debtors under any agreements, Indentures, or certificates of designations governing the Existing Securities and any other note, bond, Indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except the Diamond Cable Notes or any other instrument or document evidencing such indebtedness under the Diamond Cable Notes, and such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated under this Plan, as the case may be, shall be discharged; provided, however, that each Indenture or other agreement that governs the rights of a holder of a Claim and that is administered by an Indenture Trustee shall continue in effect for the purposes of allowing the Indenture Trustee to make any distributions on account of such Claims pursuant to this Plan and to perform any other necessary administrative functions with respect thereto. Notwithstanding any provision to the contrary contained in this Plan, distributions on account of the Debt Securities shall not be reduced by the amount of the reasonable fees and documented out-of-pocket expenses incurred by the Indenture Trustees or any undisputed claim for payment by the Indenture Trustees (which includes the reasonable fees and documented out-of-pocket expenses of any professionals retained by the Indenture Trustees). Upon approval by the Bankruptcy Court of an application by an Indenture Trustee, the reasonable fees and documented out-of-pocket expenses incurred by the Indenture Trustee or any other claim for payment by the Indenture Trustee (which includes the reasonable fees and documented out-of-pocket expenses of any professionals retained by the Indenture Trustee) through the Effective Date shall be paid in full in Cash as soon as practicable after the Effective Date. In addition, upon the occurrence of the Effective Date, the asserted charging liens of the Indenture Trustees shall be released and their sole claims shall be for their reasonable fees and documented out-of-pocket expenses pursuant to application to the Bankruptcy Court.

     Any actions taken by an Indenture Trustee, an agent, or a servicer that are not for the purposes authorized in this Article IV.B.2 shall not be binding upon the Debtors or Reorganized Debtors. Notwithstanding the foregoing, any Debtor may terminate any Indenture or other governing agreement and the authority of any Indenture Trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five (5) days' written notice of termination to the Indenture Trustee, agent, or servicer. If distributions under this Plan have not been completed at the time of termination of the Indenture or other governing agreement, the applicable Debtor shall designate a Disbursing Agent to act in place of the Indenture Trustee, agent, or servicer, and the provisions of this Article IV.B.2 shall be deemed to apply to the new Disbursing Agent.

C.   Restructuring Transactions

     1.  Reorganization Into New NTL And Euroco

         a.   New NTL

     On the Effective Date, NTL CC shall (i) amend and restate its certificate of incorporation and by-laws to provide for, among other things, a change in the name of the corporation from "NTL Communications Corp." to "NTL Incorporated" and (ii) consummate the Effectuating Transactions. Upon, and as a result of, consummation of the Effectuating Transactions, New NTL and its subsidiaries shall be separated from Euroco and those of its subsidiaries that are not also subsidiaries of New NTL.

         b.   Euroco

     On the Effective Date, NTL Inc. shall (i) amend and restate its certificate of incorporation and by-laws to provide for, among other things, a change in the name of the corporation from "NTL Incorporated" to "NTL Europe, Inc." and (ii) consummate the Effectuating Transactions. Upon consummation of the Effectuating Transactions, New NTL and its subsidiaries shall be separated from Euroco and those of its subsidiaries that are not also subsidiaries of New NTL.

     2.  New Securities

         a.   New NTL

              i.  Authorization

     As of the Effective Date, the authorization by New NTL of (a) 600 million shares of New NTL Common Stock, (b) 5 million shares of "blank check" preferred stock, (c) 50 million Series A Warrants, (d) 15 million Equity Rights, (e) the Noteholder Election Option in an amount equal to the quotient obtained by dividing (1) the Delaware/Inc. Cash Amount by (2) the Noteholder Election Option Price, and (f) the New NTL Management Incentive Options is hereby authorized without further act or action under applicable law, regulation, order, or rule.

              ii. Issuance

     The New Securities authorized pursuant to Article IV.C.2.a.i hereof shall be issued by New NTL pursuant to this Plan without further act or action under applicable law, regulation, order, or rule; provided, however, that notwithstanding any provision to the contrary contained in this Plan, the New NTL Common Stock shall be issued prior to the exchange of NTL Delaware's Subsidiary Common Stock Interests in NTL CC. The New NTL Management Incentive Options shall be issued by New NTL in accordance with the New NTL Management Incentive Plan to be adopted by the compensation committee of the board of directors of New NTL on or after the Effective Date.

              iii. Reserve

     New NTL shall reserve (a) 50 million shares of New NTL Common Stock for issuance pursuant to the Series A Warrants, (b) 15 million shares of New NTL Common Stock for issuance pursuant to the Equity Rights Offering,
(c) the number of shares of New NTL Common Stock required for issuance pursuant to the Noteholder Election Option as determined in Article IV.C.2.a.i above, and (d) up to 20 million shares of New NTL Common Stock for issuance pursuant to the New NTL Management Incentive Plan without further act or action under applicable law, regulation, order, or rule.

         b.   Euroco

              i.  Authorization

     As of the Effective Date, the authorization by Euroco of (a) 60 million shares of Euroco Common Stock, (b) one million shares of Euroco Preferred Stock, and (c) the Euroco Management Incentive Options is hereby authorized without further act or action under applicable law, regulation, order, or rule.

              ii. Issuance

     The New Securities authorized pursuant to Article IV.C.2.b.i hereof shall be issued by Euroco pursuant to this Plan without further act or action under applicable law, regulation, order, or rule; provided, however, that notwithstanding any provision to the contrary contained in this Plan, the Euroco Common Stock and Euroco Preferred Stock shall be issued prior to the exchange of NTL Delaware's Subsidiary Common Stock Interests in NTL CC. The Euroco Management Incentive Options shall be issued by Euroco in accordance with the Euroco Management Incentive Plan to be adopted by the compensation committee of the board of directors of Euroco on or after the Effective Date.

              iii.Reserve

     Euroco shall reserve up to two million shares of Euroco Common Stock for issuance pursuant to the Euroco Management Incentive Plan without further act or action under applicable law, regulation, order, or rule.

     3.  Listing and Registration Rights

     On the Effective Date, New NTL shall (i) be a reporting company under the Exchange Act, (ii) cause the shares of New NTL Common Stock to be listed on the NYSE or such other securities exchange as agreed with the Steering Committee, or, if New NTL is unable to have the New NTL Common Stock listed on the NYSE or another securities exchange, quoted in the national market system or small cap system of the National Association of Securities Dealers' Automated Quotation System, (iii) in accordance with the New NTL Registration Rights Agreement, file a shelf registration statement under the Securities Act for resale of shares of New NTL Common Stock (the "New NTL Shelf Registration Statement"), (iv) keep the New NTL Shelf Registration Statement effective for a three-year period and (v) supplement or make amendments to the New NTL Shelf Registration Statement, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the New NTL Registration Rights Agreement, and have such amendments declared effective as soon as practicable after filing with the SEC. New NTL will enter into the New NTL Registration Rights Agreement governing the registration of shares of New NTL Common Stock in the form of Exhibit K to this Plan.

     On the Effective Date, Euroco shall (i) be a reporting company under the Exchange Act, (ii) cause the shares of Euroco Common Stock to be quoted in the national market system or small cap system of the National Association of Securities Dealers' Automated Quotation System or, if Euroco is unable to have the Euroco Common Stock so quoted, listed or quoted on a securities exchange or quotation system agreed between NTL Inc. and the Steering Committee or any other arrangement agreed between NTL Inc. and the Steering Committee, (iii) in accordance with the Euroco Registration Rights Agreement, file a shelf registration statement under the Securities Act for resale of shares of Euroco Common Stock and Euroco Preferred Stock (the "Euroco Shelf Registration Statement"), (iv) keep the Euroco Shelf Registration Statement effective for a three-year period, and (v) supplement or make amendments to the Euroco Shelf Registration Statement, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Euroco Registration Rights Agreement, and have such amendments declared effective as soon as practicable after filing with the SEC. Euroco will enter into the Euroco Registration Rights Agreement governing the registration of shares of Euroco Common Stock and Euroco Preferred Stock in the form of Exhibit L to this Plan.

     4.  Offerings

         a.   Equity Rights Offering

     In accordance with the terms contained in the Equity Rights Offering Procedures, the Equity Rights Offering shall permit the holders of Old Senior Preferred Stock Interests, Other Junior Preferred Stock Interests, and Old Common Stock Interests as of the Equity Rights Offering Record Date to receive rights to subscribe to purchase 15,000,000 shares of New NTL Common Stock exercisable on an oversubscription basis at the Equity Rights Offering Price. Each share of New NTL Common Stock purchased in the Equity Rights Offering shall be accompanied by a Series A Warrant (maximum issuance of warrants representing 15,000,000 shares of New NTL Common Stock) with a strike price of $77.47 (which assumes 162.5% recovery for the NTL CC Senior Notes, NTL CC Subordinated Notes, and the Diamond Cable Notes). The Equity Rights, which shall be exercisable for a period of 20 Business Days following the entry of the Confirmation Order, as such period may be extended, shall be offered pro rata, but shall be exercisable on an oversubscription basis, such that holders of Equity Rights can subscribe for shares of New NTL Common Stock (each accompanied by a Series A Warrant) underlying unexercised Equity Rights, if any. Subject to any requirement of applicable securities laws, the Equity Rights shall be transferable in accordance with the provisions set forth in the Equity Rights Offering Procedures.

     New NTL may elect with the prior approval of the Steering Committee to apply the proceeds, if any, from the Equity Rights Offering in satisfaction of the DIP Facility Claims until such time as there are no further amounts outstanding under the DIP Facility. New NTL expects to use any remaining proceeds from the Equity Rights Offering to finance its construction, capital expenditure, and working capital requirements, including any debt service and repayment obligations, and to make permitted acquisitions of businesses and assets. New NTL may at any time during the 12 months following the Effective Date elect to use any proceeds remaining from the Equity Rights Offering after the DIP Facility Claims have been satisfied to repay all or part of the outstanding amounts due under the Working Capital Facility.

         b.   Noteholder Election

     In accordance with the terms contained in the Noteholder Election Option Procedures, the Noteholder Election Option shall permit the holders of NTL CC Subordinated Notes, NTL Delaware Subordinated Notes (other than France Telecom), and NTL Inc. Subordinated Notes (other than France Telecom) as of the Noteholder Election Option Record Date to purchase (i) shares of New NTL Common Stock using up to 100% of the Delaware/Inc. Cash Amount distributed to holders of NTL CC Subordinated Notes, NTL Delaware Subordinated Notes (other than France Telecom), and NTL Inc. Subordinated Notes (other than France Telecom) pursuant to Article III.C of this Plan at the Noteholder Election Option Price, plus (ii) any shares of New NTL Common Stock and Series A Warrants not subscribed for in the Equity Rights Offering on an oversubscription basis at the Noteholder Election Option Price. The Noteholder Election Option, which shall be exercisable for a period of 20 Business Days following the entry of the Confirmation Order, as such period may be extended, shall be offered pro rata, but shall be exercisable on an oversubscription basis. Subject to any requirement of applicable securities laws, the Noteholder Election Option shall be transferable in accordance with the provisions set forth in the Noteholder Election Option Procedures.

     New NTL may elect with the prior approval of the Steering Committee to apply the proceeds, if any, from the Noteholder Election Option in satisfaction of the DIP Facility Claims until such time as there are no further amounts outstanding under the DIP Facility. New NTL expects to use any remaining proceeds from the Noteholder Election Option to finance its construction, capital expenditure, and working capital requirements, including any debt service and repayment obligations, and to make permitted acquisitions of businesses and assets. New NTL may at any time during the 12 months following the Effective Date, elect to use any proceeds remaining from the Noteholder Election Option after the DIP Facility Claims have been satisfied to repay all or part of the outstanding amounts due under the Working Capital Facility.

     5.  Exit Financing

     The Debtors expect that Cable Funding or New NTL will enter into an exit financing agreement, which may be the New NTL Exit Facility, to (a) refinance amounts outstanding on the Effective Date under the DIP Facility,
(b) make other payments required to be made on the Effective Date or the Distribution Date, and (c) provide additional borrowing capacity to New NTL and its subsidiaries following the Effective Date. If such exit financing agreement is to be the New NTL Exit Facility, then on the Effective Date, the Reorganized Debtors shall be authorized to enter into, execute, and deliver the New NTL Exit Facility (which shall be acceptable in all respects to the Steering Committee).

     6.  Cancellation Of Certain Obligations

     On or immediately prior to the Effective Date, NTL Inc. shall assume the account payable of NTL TWTV Holdings Limited, a Non-Debtor Subsidiary of NTL Inc., to NTL (CWC) Limited, an indirect Non-Debtor Subsidiary of NTL CC. Substantially contemporaneously therewith, NTL (CWC) Limited shall transfer to NTL CC, through various intermediate transactions in satisfaction of intercompany obligations, its account receivable from NTL TWTV Holdings Limited (as assumed, or to be assumed, by NTL Inc.). On the Effective Date, the resultant Intercompany Claim of NTL CC against NTL Inc. shall be canceled pursuant to Article III.C.7 of this Plan.

     7.  Restructuring Expense Adjustment

     As of the Effective Date, if NTL Inc. and NTL Delaware have incurred Restructuring Expenses in excess of the Delaware/Inc. Restructuring Expenses, then New NTL shall transfer the amount of such excess to Euroco. If the Delaware/Inc. Restructuring Expenses exceed the Restructuring Expenses actually incurred by NTL Inc. and NTL Delaware, then Euroco shall transfer the amount of such excess to New NTL.

D.   New NTL Rights Agreement

     Prior to the Effective Date, New NTL and Continental Stock Transfer and Trust Company will enter into the New NTL Rights Agreement. In accordance therewith, upon issuance on the Effective Date, each share of New NTL Common Stock (whether originally issued or from New NTL's treasury) shall be accompanied by a New NTL Stockholder Right entitling the registered holder to purchase from New NTL one one-hundredth (1/100) of a share of New NTL Stockholder Rights Preferred Stock at the New NTL Stockholder Rights Purchase Price, subject to adjustment pursuant to the terms of the New NTL Rights Agreement. Subject to certain exceptions specified in the New NTL Rights Agreement, the New NTL Stockholder Rights will separate from the New NTL Common Stock, be represented by separate certificates, and a New NTL Stockholder Rights distribution date will occur upon the earlier of:

         (a) 10 business days following a public announcement that a Person or group of affiliated or associated Persons other than a New NTL Grandfathered Distributee (a "New NTL Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of New NTL Common Stock (or beneficial ownership of securities which, upon confirmation of the Plan, will become shares of New NTL Common Stock) (the "New NTL Stock Acquisition Date"), other than as a result of repurchases of stock by New NTL or certain inadvertent actions by institutional or certain other stockholders; or

         (b) 10 business days (or such later date as the New NTL board of directors shall determine prior to any Person becoming a New NTL Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a Person or group becoming a New NTL Acquiring Person.

     The New NTL Stock Acquisition Date could occur as early as the Effective Date. The earlier of the events described in clauses (a) and (b) above to occur shall be the "New NTL Stockholder Rights Distribution Date." In no event, however, shall the separation of the New NTL Stockholder Right from the New NTL Common Stock occur prior to the Effective Date.

E.   Euroco Rights Agreement

     Prior to the Effective Date, Euroco and Continental Stock Transfer and Trust Company will enter into the Euroco Rights Agreement. In accordance therewith, upon issuance on the Effective Date, each share of Euroco Common Stock (whether originally issued or from Euroco's treasury) shall be accompanied by a Euroco Stockholder Right entitling the registered holder to purchase from Euroco one one-hundredth (1/100) of a share of Euroco Stockholder Rights Preferred Stock at the Euroco Stockholder Rights Purchase Price, subject to adjustment pursuant to the terms of the Euroco Rights Agreement. Subject to certain exceptions specified in the Euroco Rights Agreement, the Euroco Stockholder Rights will separate from the Euroco Common Stock, be represented by separate certificates, and a Euroco Stockholder Rights distribution date will occur upon the earlier of:

         (a) 10 business days following a public announcement that a Person or group of affiliated or associated Persons other than a Euroco Grandfathered Distributee (a "Euroco Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Euroco Common Stock (or beneficial ownership of securities which, upon confirmation of the Plan, will become shares of Euroco Common Stock) (the "Euroco Stock Acquisition Date"), other than as a result of repurchases of stock by Euroco or certain inadvertent actions by institutional or certain other stockholders; or

         (b) 10 business days (or such later date as the Euroco board of directors shall determine prior to any Person becoming a Euroco Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a Person or group becoming a Euroco Acquiring Person.

     The Euroco Stock Acquisition Date could occur as early as the Effective Date. The earlier of the events described in clauses (a) and (b) above to occur shall be the "Euroco Stockholder Rights Distribution Date." In no event, however, shall the separation of the Euroco Stockholder Right from the Euroco Common Stock occur prior to the Effective Date.

F.   Directors And Officers

     1.  Current Board Of Directors Of NTL Inc.

     On the Effective Date, the term of the current board of directors of NTL Inc. shall expire and the operations of New NTL shall become the general responsibility of the board of directors of New NTL.

     2.  New NTL

      The initial board of directors of New NTL after the Effective Date shall be comprised of nine members selected by the Steering Committee, one of whom shall be designated as Chairman and one of whom shall be designated as Chief Executive Officer of New NTL. The Debtors will identify the individuals proposed to serve as directors and senior management of New NTL in the Plan Supplement. The board of directors of New NTL shall have the responsibility for the management, control, and operation of New NTL on and after the Effective Date. The existing officers and directors of the Debtor Subsidiaries of NTL CC shall initially be permitted to serve in their respective capacities as officers and directors of the Reorganized Debtor Subsidiaries of New NTL, unless otherwise provided in the Plan Supplement.

     3.  Euroco

     The initial board of directors of Euroco after the Effective Date shall be comprised of nine members selected by the Steering Committee, one of whom shall be designated as Chairman and one of whom shall be designated as Chief Executive Officer of Euroco. The Debtors shall identify the individuals proposed to serve as directors and senior management of Euroco in the Plan Supplement. The board of directors of Euroco shall have the responsibility for the management, control, and operation of Euroco on and after the Effective Date. The existing officers and directors of the Debtor Subsidiaries of NTL Inc. (excluding NTL CC and its subsidiaries) shall initially be permitted to serve in their respective capacities as officers and directors of the Reorganized Debtor Subsidiaries of Euroco, unless otherwise provided in the Plan Supplement.

G.   Revesting Of Assets

     Except as provided in Article III above, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to this Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Interests, charges, and Liens except as specifically provided in this Plan or Confirmation Order or as contemplated by the New NTL Exit Facility. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay Professional Fees and expenses incurred after the Confirmation Date.

H.   Preservation Of Rights Of Action; Settlement Of Causes Of Action

     Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and have the exclusive right, in their sole discretion, to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, Causes of Action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

I.   Employment Agreements

     On the Effective Date, New NTL and Euroco shall enter into employment agreements with their respective key executives, substantially in the form of the agreement annexed hereto as Exhibit M.

J.   Management Incentive Plans

     On or after the Effective Date, the compensation committees of the boards of directors of New NTL and Euroco, respectively, are authorized to and shall adopt the New NTL Management Incentive Plan and Euroco Management Incentive Plan. Under the New NTL Management Incentive Plan, options to purchase up to 10% of the issued and outstanding shares of New NTL Common Stock as of the Effective Date may be granted from time to time to certain employees of New NTL and, on the Effective Date, New NTL shall reserve up to 20 million shares of New NTL Common Stock for issuance under the New NTL Management Incentive Plan. Under the Euroco Management Incentive Plan, options to purchase up to 10% of the issued and outstanding shares of Euroco Common Stock as of the Effective Date may be granted from time to time to certain employees of Euroco and, on the Effective Date, Euroco shall reserve up to 2 million shares of Euroco Common Stock for issuance under the Euroco Management Incentive Plan.

K.   Effectuating Documents; Further Transactions

     The chairman of the board of directors, president, chief executive officer, chief financial officer, or any other appropriate officer of each Debtor, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

L.   Exemption From Certain Transfer Taxes

     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to this Plan, including, without limitation, the granting or recording of any Lien or mortgage on any property under the New NTL Exit Facility, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.   Transactions On Business Days

     If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

N.   Implementation

     Pursuant to the Confirmation Order and upon Confirmation of this Plan, the Debtors and the Reorganized Debtors shall be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein. The Debtors or the Reorganized Debtors, as the case may be, shall execute such documents and take such other actions as necessary to effectuate the transactions provided for in this Plan, including, without limitation, the New NTL Exit Facility Agreement and the Employment Agreements without the need for any additional approvals, authorizations, or consents.

O.   France Telecom Payment

     On the Effective Date, in connection with confirmation and consummation of the Plan, France Telecom shall make the France Telecom Payment.


                                 ARTICLE V.

                    ACCEPTANCE OR REJECTION OF THE PLAN

A.   Classes Entitled To Vote

     Each Impaired Class of Claims or Interests that will (or may) receive or retain property or any interest in property under this Plan is entitled to vote to accept or reject this Plan. By operation of law, each unimpaired Class of Claims or Interests is deemed to have accepted this Plan and, therefore, is not entitled to vote. Because holders of Interests in Classes that are not entitled to receive or retain any property under this Plan are presumed to have rejected this Plan, they are not entitled to vote.

B.   Acceptance By Impaired Classes

     An Impaired Class of Claims shall have accepted this Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted this Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy
Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept this Plan.

C.   Elimination Of Classes

     Any Class that does not contain, as of the date of the commencement of the Confirmation Hearing, any Allowed Claims or Interests or any Claims or Interests temporarily allowed for voting purposes under Fed. R. Bankr. P. 3018 shall be deemed to have been deleted from this Plan for purposes of
(i) voting to accept or reject this Plan and (ii) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

D.   Cramdown

     As described in Article III.D above, the holders of the Debt Securities have agreed to provide a portion of their distribution to the Junior Stakeholders, subject to their acceptance of this Plan. The Debt Securities holders have not, however, agreed to provide value to holders of Claims and Interests in Classes 15 and 16; consequently, holders of Claims and Interests in Classes 15 and 16 shall not receive or retain property under the Plan on account of such Claims and Interests and, under section 1126(g) of the Bankruptcy Code, are presumed to have rejected the Plan.

     If, and to the extent, necessary to confirm the Plan notwithstanding the deemed rejection of the Plan by Classes 15 and 16, the Debtors shall request confirmation of the Plan, as it relates to Classes 15 and 16 and as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify this Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                ARTICLE VI.

                          SECURITIES TO BE ISSUED
                        IN CONNECTION WITH THE PLAN

     On the Effective Date, New NTL and Euroco shall issue for distribution in accordance with the provisions of this Plan the New Securities required for distribution pursuant to the provisions of Articles III and IV hereof. All New Securities to be issued shall be issued on the Effective Date, regardless of the date on which they are actually distributed. Descriptions of the terms of each of the New Securities are included in Exhibits D, F, G, H, I, and J, each of which is annexed to and incorporated herein by reference.


                                ARTICLE VII.

                     PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions For Claims And Interests Allowed As Of The Effective Date

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Interests as of the Effective Date shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. Any Cash distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any distribution under this Plan of property other than Cash shall be made by the Disbursing Agent or the appropriate Indenture Trustee, agent, or servicer, in accordance with the terms of this Plan.

B.   Special Distribution Procedures For Certain Persons

     1.  New NTL Chapter 11 Acquiring Persons

     If any holder of Allowed Claims or Interests entitled to receive a distribution under the Plan becomes a New NTL Chapter 11 Acquiring Person during the period from the first Business Day after the Petition Date through the Effective Date, then (a) such holder shall only be entitled to receive aggregate distributions on account of its Allowed Claims or Interests in an amount not to exceed 15% of the outstanding shares of New NTL Common Stock (including, without limitation, any shares of New NTL Common Stock purchased or that may be acquired after giving effect to the Equity Rights Offering and the Noteholder Election Option and assuming exercise of the Series A Warrants) so that, as of the Effective Date, such holder would not be a New NTL Acquiring Person under the New NTL Rights Agreement (without regard to whether such Person is a Grandfathered Distributee); and (b) any shares of New NTL Common Stock that such holder otherwise would have been entitled to receive but for the provisions of this Article VII.B.1 shall be withheld and retained by New NTL in accordance with the provisions of Paragraph 2 below, unless such holder represents and warrants in writing to New NTL that, as of the Effective Date, such holder either (i) has disposed of a sufficient amount of Allowed Claims or Interests such that as of the Effective Date, such holder would not be a New NTL Chapter 11 Acquiring Person, or (ii) is a New NTL Grandfathered Distributee, and in either case, such holder shall be entitled to receive those distributions to which it otherwise would have been entitled to receive under this Plan had it not been for the provisions of this Article VII.B.1.

     2.  Distribution Procedures For Withheld Shares Of New NTL Common Stock

     Distributions of New NTL Common Stock withheld pursuant to Article VII.B.1 hereof shall be held in reserve by New NTL for the account of the holder who otherwise would have been entitled, in the absence of the limitations imposed by Article VII.B.1, to such distributions until such time as New NTL is directed in writing by such holder to distribute the shares of New NTL Common Stock, together with any Cash and non-Cash dividends earned thereon, to another Person, such that after giving effect to the disposition of New NTL Common Stock, such other Person would not be a New NTL Acquiring Person under the New NTL Rights Agreement. As soon as practicable following receipt of such direction, New NTL shall distribute the withheld shares of New NTL Common Stock, together with any Cash and non-Cash dividends earned thereon, to such Person as directed by such Person in writing.

     3.  Euroco Chapter 11 Acquiring Persons

     If any holder of Allowed Claims or Interests entitled to receive a distribution under the Plan becomes a Euroco Chapter 11 Acquiring Person during the period from the first Business Day after the Petition Date through the Effective Date, then (a) such holder shall be entitled only to receive aggregate distributions on account of its Allowed Claims or Interests in an amount not to exceed 15% of the outstanding shares of Euroco Common Stock so that, as of the Effective Date, such holder would not be a Euroco Acquiring Person under the Euroco Rights Agreement (without regard to whether such Person is a Euroco Grandfathered Distributee), and
(b) any shares of Euroco Common Stock that such holder otherwise would have been entitled to receive but for the provisions of this Article VII.B.3 shall be withheld and retained by Euroco in accordance with the provisions of Paragraph 4 below, unless such holder represents and warrants in writing to Euroco that, as of the Effective Date, such holder either (i) has disposed of a sufficient amount of Allowed Claims or Interests such that as of the Effective Date, such holder would not be a Euroco Chapter 11 Acquiring Person, or (ii) is a Euroco Grandfathered Distributee, and in either case, such holder shall be entitled to receive those distributions to which it otherwise would have been entitled to receive under this Plan had it not been for the provisions of this Article VII.B.3.

     4.  Distribution Procedures For Withheld Shares Of Euroco Common Stock

     Distributions of Euroco Common Stock withheld pursuant to Article VII.B.3 above shall be held in reserve by Euroco for the account of the holder who otherwise would have been entitled, in the absence of the limitations imposed by Article VII.B.3, to such distributions until such time as Euroco is directed in writing by such holder to distribute the shares of Euroco Common Stock, together with any Cash and non-Cash dividends earned thereon, to another Person, such that after giving effect to the disposition of Euroco Common Stock, such other Person would not be a Euroco Acquiring Person under the Euroco Rights Agreement. As soon as practicable following receipt of such direction, Euroco shall distribute the withheld shares of Euroco Common Stock, together with any Cash and non-Cash dividends earned thereon, to such Person as directed in writing.

C.   Allocation Of Consideration

     The aggregate consideration to be distributed to the holders of Allowed Claims in each Class of Claims under this Plan shall be treated first, as satisfying the stated principal amount of each holder's Allowed Claim and second, to the extent of any remaining consideration, as satisfying accrued but unpaid interest, if any.

D.   Disbursing Agent

     The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII, and IX hereof), as agent for New NTL and Euroco, except with respect to a holder of a Claim or Interest whose distribution is governed by an Indenture or other agreement and is administered by an Indenture Trustee, agent, or servicer, which distributions shall be deposited with the appropriate Indenture Trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims or Interests in accordance with the provisions of this Plan and the terms of the relevant Indenture or other governing agreement.

     If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, or an Indenture Trustee, agent, or servicer that administers an Indenture or other agreement that governs distributions, such Disbursing Agent, Indenture Trustee, agent, or servicer shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

E.   Distributions By Indenture Trustees

     Any distributions on account of Allowed Claims arising under Debt Securities or otherwise administered by an Indenture Trustee shall be made to the appropriate Indenture Trustee, which, in each case, shall serve as the Reorganized Debtors' designee for purposes of making distributions to holders of such Allowed Claims under this Plan. The Reorganized Debtors shall be responsible for payment to each Indenture Trustee of such Indenture Trustee's reasonable fees and documented out-of-pocket expenses incurred in connection with the making of distributions under this Plan to holders of Allowed Claims governed by its Indenture.

F.   Surrender Of Securities Or Instruments

     As a condition to receiving any distribution under this Plan, on or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument (a "Certificate") evidencing a Claim or Interest on account of Existing Securities that are not being Reinstated under this Plan shall surrender such Certificate to the Disbursing Agent, as agent for New NTL and Euroco, or, with respect to indebtedness that is governed by an Indenture or other agreement, the respective Indenture Trustee, agent, or servicer, as the case may be, and such Certificate shall be canceled; provided, however, that in accordance with the provisions of Article III.C.2 hereof, all Certificates evidencing Claims on account of Diamond Cable Notes shall be assigned, conveyed, and transferred by the holder thereof to New NTL. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent, the respective Indenture Trustee, agent, or servicer, or New NTL, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent, the respective Indenture Trustee, agent, or servicer, or New NTL, as the case may be. Any such holder who fails to surrender or assign or cause to be surrendered or assigned such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent, the respective Indenture Trustee, agent, or servicer, or New NTL, as the case may be, prior to the later of (i) the second anniversary of the Effective Date or (ii) six (6) months after the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and Interests in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to New NTL or Euroco, as the case may be, notwithstanding any federal or state escheat laws to the contrary.

G.   Instructions To Disbursing Agent

     Prior to any distribution to a holder of a Claim or Interest on account of Existing Securities that are not being Reinstated under this Plan, the appropriate Indenture Trustee, agent, or servicer, as the case may be, shall (i) inform the Disbursing Agent as to the amount of properly surrendered Existing Securities as to which such party serves as Indenture Trustee, agent, or servicer, and (ii) inform the Disbursing Agent in a properly completed letter of transmittal accompanying properly remitted securities of the names of the holders of Allowed Claims or Interests, and the number of (x) shares of New NTL Common Stock, Euroco Preferred Stock, and/or Euroco Common Stock, and/or (y) Series A Warrants and/or Rights, as the case may be, to be issued and distributed to or on behalf of such holders of Allowed Claims or Interests in exchange for properly surrendered Existing Securities.

H.   Services Of Indenture Trustees, Agents, And Servicers

     The services of Indenture Trustees, agents, and servicers under Indentures and other agreements that govern the rights of holders of Claims and Interests, with respect to consummation of this Plan, shall be as set forth in Article IV.B.2 and elsewhere in this Plan.

I.   Record Date For Distributions To Holders Of Existing Securities

     The record date for distributions to holders of Allowed Claims or Interests on account of Existing Securities that are not being Reinstated under this Plan shall be the Distribution Record Date. At the close of business on the Distribution Record Date, the transfer ledgers for such securities shall be closed, and there shall be no further changes in the record holders of such securities. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders listed on the transfer ledgers as of the close of business on the Distribution Record Date.

J.   Means Of Cash Payment

     Cash payments under this Plan shall be in U.S. funds, and shall be made, at the option, and in the sole discretion, of the Reorganized Debtors, by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option, and in the sole discretion, of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by the Reorganized Debtors shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors.

K.   Fractional Dollars; De Minimis Distributions

     Any other provision of this Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any Indenture Trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, Indenture Trustee, agent, or servicer, as the case may be.

L.   Calculation Of Distribution Amounts Of Certain New Securities

     No fractional shares of New NTL Common Stock, Euroco Common Stock, or Euroco Preferred Stock, and no fractional Series A Warrants or Rights (collectively, the "Distributable Securities"), shall be issued or distributed under this Plan or by New NTL, Euroco, or any Disbursing Agent, Indenture Trustee, agent, or servicer. Each Person entitled to receive Distributable Securities shall receive the total number of whole shares of stock, Series A Warrants, or Rights, as the case may be, to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of stock, Series A Warrant, or Right, as the case may be, the Disbursing Agent shall allocate separately one whole share, warrant or right to such Person in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares, warrants, or rights have been allocated. Upon the allocation of a whole share, warrant, or right to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares, warrants, or rights that remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares, warrants, or rights to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares, warrants, and rights authorized under this Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

M.   Delivery Of Distributions; Undeliverable Or Unclaimed Distributions

     Distributions to holders of Allowed Claims or Interests shall be made by the Disbursing Agent or the Indenture Trustee, agent, or servicer, as the case may be, (i) at the holder's last known address, (ii) at the address in any written notice of address change delivered to the Disbursing Agent, (iii) in the case of the holder of an Existing Security, at the address in the appropriate Indenture Trustee's, agent's, or servicer's official records, or (d) set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or appropriate Indenture Trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or an Indenture Trustee, agent, or servicer shall be returned to the appropriate Reorganized Debtor or the Indenture Trustee, agent, or servicer, as the case may be, until such distributions are claimed. All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date or (ii) six (6) months after such holder's Claim becomes an Allowed Claim, after which date all unclaimed property shall revert to the appropriate Reorganized Debtor free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Any holder of an Allowed Claim who is entitled to receive a Cash distribution under this Plan, but fails to cash a check within 120 days of its issuance, shall be entitled to receive a reissued check from the Reorganized Debtors for the amount of the original check, without interest, upon written request (prior to the second anniversary of the Effective Date) to the Reorganized Debtors or their designee, which request shall include such documentation as the Reorganized Debtors or their designee request to verify, in their reasonable discretion, that such holder is entitled to such check. If a holder fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such holder's Claim becomes an Allowed Claim, such holder shall not be entitled to receive any distribution under this Plan.

N.   Withholding And Reporting Requirements

     In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

O.   Setoffs

     Except with respect to Causes of Action released pursuant to this Plan or the Confirmation Order, a Reorganized Debtor may, but shall not be required to, set off against any Claim (other than any Diamond Cable Notes Claims, NTL CC Senior Notes Claims, NTL CC Subordinated Notes Claims, NTL Delaware Subordinated Notes Claims, or NTL Inc. Subordinated Notes Claims) the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims or Causes of Action of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim's holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by any Debtor or Reorganized Debtor of a Cause of Action that such Debtor or Reorganized Debtor may have against such holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.


                               ARTICLE VIII.

                      TREATMENT OF EXECUTORY CONTRACTS
                            AND UNEXPIRED LEASES

A.   Assumed Contracts And Leases

     Except as otherwise provided in this Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.   Payments Related To Assumption Of Contracts And Leases

     Any monetary amounts by which any executory contract and unexpired lease to be assumed under this Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or its assignee, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.   Rejected Contracts And Leases

     Except as otherwise provided in this Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, none of the executory contracts and unexpired leases to which a Debtor is a party shall be rejected under this Plan; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party.

D.   Claims Based On Rejection Of Executory Contracts Or Unexpired Leases

     If the rejection by a Debtor, pursuant to this Plan or otherwise, of an executory contract or unexpired lease results in a Claim for damages, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

E.   Compensation And Benefit Plans

     1. Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, subject to the occurrence of the Effective Date, all employee compensation and benefit plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are assumed under Article VIII.A hereof, and the Debtors' obligations under such programs to Persons shall survive confirmation of this Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (ii) all employee equity or equity-based incentive plans, and (iii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

     2. Notwithstanding the foregoing, the Employment Agreements to be entered into with the Key Employees on the Effective Date shall amend and supersede any other employment agreements and severance plans with or for the benefit of the Key Employees, and, as amended, shall be assumed pursuant to this Plan.


                                ARTICLE IX.

                     PROCEDURES FOR RESOLVING DISPUTED,
                    CONTINGENT, AND UNLIQUIDATED CLAIMS

A.   Objections To Claims; Disputed Claims

     Except as otherwise provided in this Plan, holders of Claims and Interests shall not be required to, and no parties should, file proofs of Claim or proofs of Interest with the Bankruptcy Court. If and to the extent that proofs of Claim or proofs of Interest are filed, then as soon as practicable, but in no event later than 120 days after the Effective Date (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized Debtors, as the case may be, shall file objections to such proofs of Claim or proofs of Interest with the Bankruptcy Court and serve such objections on the holders of each of the Claims or Interests to which objections are made; provided, however, that the Debtors and Reorganized Debtors shall not object to Claims or Interests that are Allowed Claims or Interests pursuant to this Plan. Nothing contained herein, however, shall limit the Debtors' or Reorganized Debtors' right to object to proofs of Claim or Interest, if any, that are not Allowed under this Plan or that are filed or amended more than 120 days after the Effective Date. The Debtors and Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims or Interests by withdrawing or settling any objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature, and/or amount thereof.

B.   No Distribution Pending Allowance

     Notwithstanding any other provision hereof, if any portion of a Claim or Interest is a Disputed Claim or Interest, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes Allowed.

C.   Distributions After Allowance

     To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, a distribution shall be made to the holder of such Allowed Claim or Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution to which such holder is entitled under this Plan. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim and Interest (i) any New Securities held in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Claims or Interests entitled thereto under the terms of this Plan and (ii) any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtors. All distributions made under this Article IX.C on account of an Allowed Claim or Interest shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim or Interest had been an Allowed Claim or Interest on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under this Article IX.C more frequently than once every 90 days or to make any individual payments in an amount less than $25.00.


                                 ARTICLE X.

                  CONDITIONS PRECEDENT TO CONFIRMATION AND
                          CONSUMMATION OF THE PLAN

A.   Conditions To Confirmation

     The following are conditions precedent to confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

     1. The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors and the Steering Committee, approving the Disclosure Statement with respect to this Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

     2. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Steering Committee.

B.   Conditions To Effective Date

     The following are conditions precedent to the occurrence of the Effective Date that must be (i) satisfied or (ii) waived in accordance with
Article X.C below:

     1. The Confirmation Date shall have occurred and the Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Steering Committee, confirming the Plan, as the same may have been modified, supplemented, or amended, shall have been entered by the Bankruptcy Court.

     2. The Confirmation Order shall have become a Final Order.

     3. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

     4. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained and not revoked.

     5. The following agreements, in form and on terms reasonably satisfactory to the Debtors and the Steering Committee shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

         a. Amended And Restated Certificate Of Incorporation And By-laws Of NTL Inc.;

         b. Amended And Restated Certificate Of Incorporation And By-laws Of NTL CC;

         c.    Registration Rights Agreements;

         d.    Series A Warrant Agreement;

         e. Certificate of Designation for Euroco Preferred Stock (which shall be included in the Amended and Restated Certificate of Incorporation of NTL Inc.);

         f.    New NTL Management Incentive Plan;

         g.    Euroco Management Incentive Plan; and

         h. New NTL Exit Facility or any alternative financing in a minimum amount of $500 million.

     6. The Debtors or Reorganized Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

     7. All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.

     8. France Telecom shall have delivered a letter containing the representations and warranties described in Article XIV.B above.

     9. There must be no material debt of the Debtors other than Debt Securities that are Reinstated under the Plan, guarantees under the Working Capital Facility, the guarantee by Diamond Cable of the Diamond Holdings Notes, and the New NTL Exit Facility.

     10. The Senior Credit Facility and Working Capital Facility shall have been amended and restated on terms acceptable to the Debtors and the Steering Committee, and shall not have been terminated.

     11. The Diamond Administration Orders shall have been discharged or shall be discharged substantially contemporaneously with the Effective Date.

C.   Waiver Of Conditions

     Each of the conditions set forth in Article X.A and X.B above, other than those set forth in Articles X.A.1 and X.B.1, may be waived in whole or in part by the Debtors (with the prior consent of the Steering Committee), without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors or any of them). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

D.   Effects Of Failure Of Conditions

     If the conditions to occurrence of the Effective Date have not been satisfied or waived in accordance with Articles X.B or X.C above on or before the first Business Day that is more than 179 days after the Confirmation Date, or by such later date as is approved by the Bankruptcy Court after notice and a hearing, then on motion by the Debtors made prior to the time that all of the conditions have been satisfied or waived, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if all of the conditions to the occurrence of the Effective Date set forth in Article X.B above are either satisfied or waived prior to entry by the Bankruptcy Court of an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this Article X.D, this Plan shall be null and void in all respects, and nothing contained in this Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors or (b) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors.


                                ARTICLE XI.

                        MODIFICATIONS AND AMENDMENTS

     The Debtors may (with the prior consent of the Steering Committee) alter, amend, or modify this Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date and may include any such amended Exhibits in the Plan or the Plan Supplement. After the Confirmation Date and prior to substantial consummation of this Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                ARTICLE XII.

                         RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clause A below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to: over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

     A. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

     B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

     C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

     D. Effectuate performance of and payments under the provisions of this Plan;

     E. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, including, but not limited to, any and all motions for approval of asset sales by the Debtors filed by the Debtors on or before the Effective Date;

     F. Hear and determine any and all motions to subordinate Claims or Interests at any time and on any basis permitted by applicable bankruptcy or nonbankruptcy law;

     G. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

     H. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of this Plan, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

     I. Consider any modifications of this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     J. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of this Plan or the Confirmation Order;

     K. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

     L. Hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

     M. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

     N. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

     O. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

     P. Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

     Q. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

     R. Hear and determine all matters relating to the delivery and transfer to New NTL of the Diamond Cable Notes pursuant to the provisions of this Plan;

     S. Hear and determine all disputes as to whether a Person is a New NTL Grandfathered Distributee or a Euroco Grandfathered Distributee; and

     T. Enter one or more final decree(s) closing the Chapter 11 Cases.


                               ARTICLE XIII.

                          EFFECTS OF CONFIRMATION

A.   Binding Effect

     This Plan shall be binding on and inure to the benefit of the Debtors, all current and former holders of Claims against and Interests in the Debtors and their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

B.   Authorization Of Corporate Action

     The entry of the Confirmation Order shall constitute a direction to and authorization for the Debtors and the Reorganized Debtors to take or cause to be taken any action necessary or appropriate to consummate the transactions contemplated by this Plan and any related documents or agreements prior to and through the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Code without the need for any additional authorizations, approvals, or consents.

C.   Discharge Of The Debtors

     All consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtors of any nature whatsoever, or against any of the Debtors' assets or properties. Subject to the occurrence of the Effective Date, except as otherwise expressly provided in this Plan or the Confirmation Order (and regardless of whether or not the Existing Security forming the basis of Claim is canceled on the Effective
Date), entry of the Confirmation Order shall act as a discharge under section 1141(d)(1)(A) of the Bankruptcy Code from and of all Claims against, Liens on, and Interests in each of the Debtors, their assets, and their properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Interest therefor was filed, whether the Claim or Interest is Allowed, or whether the holder thereof votes to accept this Plan or is entitled to receive a distribution hereunder. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any holder of such a discharged Claim or Interest shall be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors (except as otherwise expressly provided in the Plan), subject to the occurrence of the Effective Date. Notwithstanding the foregoing, or any provision to the contrary contained in this Plan, the Class 6 Diamond Cable Notes Claims shall not be, and shall not be deemed to be, discharged until after completion of the delivery, transfer, conveyance, and assignment of the global bearer notes evidencing the Diamond Cable Notes to New NTL.

D.   Injunction

     Pursuant to section 524 of the Bankruptcy Code, the discharge provided by Article XIII.C and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged hereby. Except as otherwise expressly provided in this Plan or the Confirmation Order, all entities who have held, hold, or may hold Claims against or Interests in the Debtors will be permanently enjoined, on and after the Confirmation Date, subject to the occurrence of the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtors (including, but not limited to, the Reorganized Debtors) and their respective properties and interests in property.

E.   Releases

     1. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, to the full extent permitted by applicable law, the Debtors, the Reorganized Debtors, the Steering Committee, the Diamond Administrators, each holder of Senior Notes (other than Diamond Holdings Notes), Subordinated Notes, or Old Preferred Stock, and each of the foregoing's respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, Causes of Action, demands, suits, proceedings and liabilities which the Debtors, the Reorganized Debtors, or any holder of a Claim against or Interest in the Debtors or Reorganized Debtors may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part on any act or omission, transaction, state of facts, circumstances or other occurrence taking place on or before the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the issuance, purchase, or sale of the Senior Notes (other than Diamond Holdings Notes), Subordinated Notes, or Preferred Stock, the Chapter 11 Cases, the Diamond Administration Cases, or this Plan; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, demands, suits, proceedings, or liabilities based on any act or omission arising out of such Person's gross negligence or willful misconduct; provided further, however, that the Debtors and Reorganized Debtors shall have the right to pursue such rights of action, including the rights under section 502(d) of the Bankruptcy Code, as a defensive measure, including for purposes of setoff against distributions, if any, due to a holder of a Claim or Interest pursuant to this Plan, and such rights shall be exercised exclusively by the Reorganized Debtors; provided further, that with respect to the Diamond Cable Notes, such release shall be subject to the transfer of the Diamond Cable Notes to New NTL in accordance with Article III.C.2 of this Plan and shall not include any claim by or of New NTL in respect of the Diamond Cable Notes.

     2. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, to the fullest extent permitted by applicable law, all holders of Senior Notes (other than Diamond Holdings Notes), Subordinated Notes, Old Preferred Stock, and Old Common Stock shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating, or assisting any action, demand, suit or proceeding against the Debtors or Reorganized Debtors, and their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Senior Notes (other than Diamond Holdings Notes), Subordinated Notes, Old Preferred Stock, Old Common Stock, or the issuance, purchase, or sale thereof; provided further, that with respect to the Diamond Cable Notes, such release shall be subject to the transfer of the Diamond Cable Notes to New NTL in accordance with
Article III.C.2 of this Plan and shall not include any claim by or of New NTL in respect of the Diamond Cable Notes.

     3. Notwithstanding anything in this Plan to the contrary, no claims by any Person with respect to any and all commercial and ordinary course of business relationships shall be deemed to be modified or affected by any of the release and/or exculpation provisions of this Plan.


                                ARTICLE XIV.

                        COMPROMISES AND SETTLEMENTS

A.   Generally

     Pursuant to section 1123(b)(3) of the Bankruptcy Code and Fed. R. Bankr. P. 9019(a), the Debtors may (with the prior consent of the Steering Committee) compromise and settle various Claims against them and/or claims they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to Articles IV.E and IV.G hereof.

B.   France Telecom Settlement

     Pursuant to an agreement reached by the Debtors and France Telecom, in full and complete settlement of their dispute regarding certain rights held by NTL Inc. and France Telecom, respectively, under the Share Account Pledge Agreement, France Telecom delivered a ballot to the Solicitation Agent prior to the commencement of the Chapter 11 Cases and will support the restructuring of the Debtors in accordance with the terms of this Plan and the transactions contemplated by this Plan, including, but not limited to, any allocation of consideration or payments due in connection therewith. Following implementation of this compromise and settlement, neither the Debtors (nor any of them) nor France Telecom shall have any further liability to the other(s) with respect to Noos, including, but not limited to, with respect to any contingent payments for the transfer of franchises. In connection with this settlement, except as previously disclosed to the Steering Committee, France Telecom represented and warranted to the Debtors and the Steering Committee that as of the Petition Date, it was neither marketing nor had pending agreements, interest or letters of intent, nor had it engaged an investment banker in connection with the direct or indirect transfer, sale, or other disposition of its interest in Noos to a third party, nor was it contemplating or was it aware of any other material transactions in respect of Noos. Notwithstanding anything to the contrary contained herein, (i) the Debtors and the Steering Committee shall not be entitled to modify or otherwise change this Plan or the Disclosure Statement with respect to distributions to be provided to France Telecom under this Plan without the prior consent of France Telecom,
(ii) the Confirmation Order shall contain customary language with respect to the release of the Noos Interest, and (iii) nothing in this Plan shall be construed to limit the rights of France Telecom and its affiliates to receive distributions under this Plan, including the right to subscribe for Equity Rights (including on an oversubscription basis), other than in France Telecom's capacity as a holder of NTL Delaware Subordinated Notes or NTL Inc. Subordinated Notes; provided, however, that this right shall extend only to current holdings of France Telecom and its affiliates as disclosed on its Schedule 13D on file with the SEC as of the Petition Date. This right is personal to France Telecom and its affiliates and is not assignable in whole or in part by France Telecom and its affiliates.


                                ARTICLE XV.

                          MISCELLANEOUS PROVISIONS

A.   Bar Dates For Certain Claims

     1.  Administrative Claims

     The Confirmation Order shall establish a bar date (the "Administrative Claims Bar Date") for filing Administrative Claims (other than Professional Fee Claims and claims for reimbursement of the expenses of the members of the Creditors' Committee(if appointed)), which date shall be 30 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Creditors' Committee (if appointed) whose claims were not paid prior to the Confirmation Date, shall submit requests for payment of administrative expenses on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of entry of the Confirmation Order to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) shall set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtors or the Reorganized Debtors, as the case may be, shall have 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

     2.  Professional Fee Claims; Substantial Contribution Claims

     All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Confirmation Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall be filed and served on the Reorganized Debtors and their counsel, as well as those parties filing notices of appearance in these cases or otherwise requesting notice of such application, no later than 30 days after the Confirmation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses shall be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 15 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

B.   Payment Of Statutory Fees

     All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

C.   Severability Of Plan Provisions

     If, prior to entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, with the approval of their respective boards of directors (having due regard for their fiduciary duties, after consultation with counsel), and with the prior consent of the Steering Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.   Successors And Assigns

     The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of that Person.

E.   Exculpation And Limitation Of Liability

     To the full extent permitted by applicable law, neither the Debtors, the Reorganized Debtors, the Steering Committee, the Diamond Administrators, nor any holder of Senior Notes, Subordinated Notes, or Old Preferred Stock, or any of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, or agents, or any of their respective successors and assigns, and their respective property, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, or agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities under this Plan.

     Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, or agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit, or proceeding against the Debtors, the Reorganized Debtors, the Steering Committee, the Diamond Administrators, or any holder of Senior Notes, Subordinated Notes, or Old Preferred Stock, or any or any of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, or agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their gross negligence or willful misconduct.

     The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Causes of Action retained pursuant to Article IV.H above.

F.   Waiver Of Enforcement Of Subordination

     All Claims against and Interests in the Debtors and all rights and claims between or among holders of Claims and Interests relating in any manner whatsoever to Claims against and Interests in the Debtors, based on any claimed subordination rights (if any), shall be deemed satisfied by the distributions under this Plan to holders of Claims and Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such subordination rights shall be permanently enjoined; provided, however, that the foregoing shall not apply to any subordination provision for the benefit of the lenders under the Credit Facilities. Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in this Plan; provided, however, that the foregoing shall not apply to any subordination provision for the benefit of the lenders under the Credit Facilities.

G.   Term Of Injunctions Or Stays

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

H.   Revocation, Withdrawal, Or Non-Consummation

     The Debtors reserve the right (with the prior consent of the Steering Committee) to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation of this Plan does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or
(c) constitute an admission of any sort by the Debtors or any other Person.

I.   Committees

     On the Effective Date, the duties of the Creditors' Committee (if one has been appointed) shall terminate, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees.

J.   Plan Supplement

     Any and all exhibits, lists, or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least seven days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement on written request to the Debtors in accordance with Article XV.K above.

K.   Notices To Debtors

     Any notice, request, or demand required or permitted to be made or provided to or on a Debtor or a Reorganized Debtor under this Plan shall be
(i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

           NTL INCORPORATED
           110 East 59th Street, 26th Floor
           New York, New York  10022
           Attention:   Richard J. Lubasch, Esq.
           Telephone:   (212) 906-8440
           Facsimile:   (212) 752-1157

     with a copy to the Debtors' counsel:

           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
           Four Times Square
           New York, New York  10036-6552
           Attention:   Thomas H. Kennedy, Esq.
                        Kayalyn A. Marafioti, Esq.
           Telephone:   (212) 735-3000
           Facsimile:   (212) 735-2000

     and a copy to the Steering Committee:

           FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
           One New York Plaza
           New York, New York 10004-1980
           Attention:   Brad Eric Scheler, Esq.
                        Lawrence A. First, Esq.
           Telephone:  (212) 859-8000
           Facsimile:  (212) 859-4000

L.   Indemnification Obligations

     Except as otherwise specifically limited in this Plan, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' current and former directors, officers, or employees (the "Covered Persons") pursuant to the Debtors' or Reorganized Debtors' certificates of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based on any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtors prior to the Effective Date, shall survive Confirmation of this Plan and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability is owed in connection with an occurrence before or after the Petition Date.

M.   Governing Law

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

N.   Prepayment

     Except as otherwise provided in this Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

Dated:   New York, New York
         May 24, 2002

                                          NTL INCORPORATED
                                          NTL (DELAWARE), INC.
                                          NTL COMMUNICATIONS CORP.
                                          COMMUNICATIONS CABLE FUNDING CORP.
                                          Debtors and Debtors-in-Possession


                                          By:  /s/ Barclay Knapp
                                              --------------------------------
                                              Barclay Knapp
                                              President and Chief Executive
                                              Officer


                                          DIAMOND CABLE COMMUNICATIONS LIMITED
                                          DIAMOND HOLDINGS LIMITED
                                          Debtors and Debtors-in-Possession


                                          By:  /s/ Barclay Knapp
                                              --------------------------------
                                              Barclay Knapp
                                              Director


SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for NTL Incorporated, et al.
Debtors and Debtors-in-Possession


By: /s/ Kayalyn A. Marafioti
   -----------------------------
      Kayalyn A. Marafioti (KM 9362)
      Jay M. Goffman (JG 6722)
      Lawrence V. Gelber (LG 9384)
Four Times Square
New York, New York  10036-6522
(212) 735-3000







                                 EXHIBIT A

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                    AMENDED AND RESTATED CERTIFICATE OF
                         INCORPORATION AND BY-LAWS
                        OF NTL COMMUNICATIONS CORP.


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]








                                 EXHIBIT B

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                    AMENDED AND RESTATED CERTIFICATE OF
                         INCORPORATION AND BY-LAWS
                            OF NTL INCORPORATED


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]










                                 EXHIBIT C

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                 LIST OF SUBSIDIARIES AS OF APRIL 30, 2002







                               United States


Name                                              State of Incorporation                   Ownership
----                                              ----------------------                   ---------
Bearsden Nominees, Inc.                           Delaware                                 100%
Brigadoon Ventures, Inc.                          Delaware                                 100%
CableTel Programming, Inc.                        Delaware                                 100%
CableTel Ventures Limited                         Delaware                                 100%
L.D. Data, Inc.                                   Delaware                                 100%
NNS UK Holdings 1, Inc.                           Delaware                                 100%
NNS UK Holdings 2, Inc.                           Delaware                                 100%
North CableComms Holdings, Inc.                   Delaware                                 100%
North CableComms LLC                              Delaware                                 100%
North CableComms Management, Inc.                 Delaware                                 100%
NTL Australia SPV, Inc.                           Delaware                                 100%
NTL Bromley Company                               Delaware                                 100%
NTL CableComms Group Inc.                         Delaware                                 100%
NTL CableComms Group plc                          Delaware (& UK (dual))                   100%
NTL Chartwell Holdings, Inc.                      Delaware                                 100%
NTL Chartwell Holdings 2, Inc.                    Delaware                                 100%
NTL Communications Corp.                          Delaware                                 100%
NTL (Delaware), Inc.                              Delaware                                 100%
NTL Digital (US), Inc.                            Delaware                                 100%
NTL France SPV, Inc.                              Delaware                                 100%
NTL Funding (NJ), Inc.                            Delaware                                 100%
NTL Golden Gate, Inc.                             Delaware                                 100%
NTL International Broadcasting, Inc.              Delaware                                 100%
NTL International Services, Inc.                  Delaware                                 100%
NTL Investments, Inc.                             Delaware                                 100%
NTL North CableComms Holdings Inc.                Delaware                                 100%
NTL North CableComms Management Inc.              Delaware                                 100%
NTL Premium TV Holdings Corp.                     Delaware                                 100%
NTL Programming Subsidiary Company                Delaware                                 100%
NTL Solent Company                                Delaware                                 100%
NTL South CableComms Holdings Inc.                Delaware                                 100%
NTL South CableComms Management, Inc.             Delaware                                 100%
NTL Surrey Company                                Delaware                                 100%
NTL Sussex Company                                Delaware                                 100%
NTL Sweden SPV, Inc.                              Delaware                                 100%
NTL Switzerland SPV, Inc.                         Delaware                                 100%
NTL Switzerland Holdings SPV LLC                  Delaware                                 100%
NTL (Triangle) LLC                                Delaware                                 100%
NTL UK CableComms Holdings, Inc.                  Delaware                                 100%
NTL (UK) Group, Inc.                              Delaware (& UK (dual))                   100%
NTL Wessex Company                                Delaware                                 100%
NTL Winston Holdings, Inc.                        Delaware                                 100%
NTL Wirral Company                                Delaware                                 100%
Premium TV Investments LLC                        Delaware                                 100%
South CableComms Holdings, Inc.                   Delaware                                 100%
South CableComms LLC                              Delaware                                 100%
South CableComms Management, Inc.                 Delaware                                 100%
Winston Investors LLC                             Delaware                                 100%

                               United Kingdom

Name                                                                  Ownership
----                                                                  ---------
Andover Cablevision Limited                                            100%
Anglia Cable Communications Limited                                    100%
Berkhamsted Properties & Building Contractors Limited                  100%
Bracknell Cable TV Limited                                             100%
Cable Television Limited                                               100%
Cable Thames Valley Limited                                            100%
CableTel Cardiff Limited                                               100%
CableTel Central Hertfordshire Limited                                 100%
CableTel Hertfordshire Limited                                         100%
CableTel Herts and Beds Limited                                        100%
CableTel Investments Limited                                           100%
CableTel Limited                                                       100%
CableTel Newport                                                       100%
CableTel North Bedfordshire Limited                                    100%
CableTel Northern Ireland Limited                                      100%
CableTel Scotland Limited                                              100%
CableTel Surrey and Hampshire Limited                                  100%
CableTel Telecom Supplies Limited                                      100%
CableTel (UK) Limited                                                  100%
CableTel West Glamorgan Limited                                        100%
CableTel West Riding Limited                                           100%
Cambridge Cable Services Limited                                       100%
Cambridge Holding Company Limited                                      100%
CCL Corporate Communication Services Limited                           100%
Classic Sport Limited                                                  100%
Columbia Management Limited                                            100%
ComTel Cable Services Limited                                          100%
ComTel Coventry Limited                                                100%
Credit-Track Debt Recovery Limited                                     100%
De Facto 829 Limited                                                   100%
De Facto 877 Limited                                                   100%
De Facto 953 Limited                                                    50%
Diamond Cable Acquisitions Limited                                     100%
Diamond Cable (Bassetlaw) Limited                                      100%
Diamond Cable (Burton-upon-Trent) Limited                              100%
Diamond Cable (Chesterfield) Limited                                   100%
Diamond Cable Communications Limited                                   100%
Diamond Cable Construction Limited                                     100%
Diamond Cable CPE Limited                                              100%
Diamond Cable (Grantham) Limited                                       100%
Diamond Cable (Grimclee) Limited                                       100%
Diamond Cable (Hinckley) Limited                                       100%
Diamond Cable (Leicester) Limited                                      100%
Diamond Cable (Lincoln) Limited                                        100%
Diamond Cable (Lincolnshire) Limited                                   100%
Diamond Cable (Mansfield) Limited                                      100%
Diamond Cable (Melton Mowbray) Limited                                 100%
Diamond Cable (Newark-on-Trent) Limited                                100%
Diamond Cable (Ravenshead) Limited                                     100%
Diamond Cable (Vale of Belvoir) Limited                                100%
Diamond Holdings Limited                                               100%
Diamond Visual Communications Limited                                  100%
Digital Television Network Limited                                     100%
DTELS Limited                                                          100%
East Coast Cable Limited                                               100%
East Midlands Cable Communications Limited                             100%
East Midlands Cable Group Limited                                      100%
East Midlands Cable Holdings Limited                                   100%
Enablis Limited                                                        100%
FLPTV Limited                                                           50%
Front Row Television Ltd.                                               50%
Heartland Cablevision (UK) Limited                                     100%
Heartland Cablevision II (UK) Limited                                  100%
Herts Cable Limited                                                    100%
ITN News Channel Limited                                                35%
Jewel Holdings Limited                                                 100%
Lanbase Limited                                                        100%
Lanbase European Holdings Limited                                      100%
Lcfc.co.uk Limited                                                      50%
LCL Cable (Holdings) Limited                                           100%
LCL Telephones Limited                                                 100%
Lichfield Cable Communications Limited                                 100%
Maza Limited                                                           100%
Metro Hertfordshire Limited                                            100%
Metro South Wales Limited                                              100%
mfc.co.uk Limited                                                       50%
Moleseye Limited                                                        75%
National Transcommunications Limited                                   100%
Northampton Cable Television Limited                                   100%
NTL Acquisition Company Limited                                        100%
NTL (Aylesbury and Chiltern) Limited                                   100%
NTL (B) Limited                                                        100%
NTL Bolton Cablevision Holding Company                                 100%
NTL (Broadland) Limited                                                100%
NTL Business Limited                                                   100%
NTL Business (Ireland) Limited                                         100%
NTL CableComms Bolton                                                  100%
NTL CableComms Bury and Rochdale                                       100%
NTL CableComms Bromley                                                 100%
NTL CableComms Chesire                                                 100%
NTL CableComms Derby                                                   100%
NTL CableComms East Lancashire                                         100%
NTL CableComms Greater Manchester                                      100%
NTL CableComms Group Plc (UK & Delaware (dual))                        100%
NTL CableComms Holdings No 1 Limited                                   100%
NTL CableComms Holdings No 2 Limited                                   100%
NTL CableComms Lancashire No 1                                         100%
NTL CableComms Lancashire No 2                                         100%
NTL CableComms Limited                                                 100%
NTL CableComms Macclesfield                                            100%
NTL CableComms Oldham and Tameside                                     100%
NTL CableComms Manchester Limited                                      100%
NTL CableComms Solent                                                  100%
NTL CableComms Staffordshire                                           100%
NTL CableComms Stockport                                               100%
NTL CableComms Surrey                                                  100%
NTL CableComms Sussex                                                  100%
NTL CableComms Wessex                                                  100%
NTL CableComms Wirral                                                  100%
NTL CableComms West Surrey Limited                                     100%
NTL Cambridge Limited                                                  100%
NTL Chartwell Holding Limited                                          100%
NTL Communications Services Limited                                    100%
NTL (Chichester) Limited                                               100%
NTL (City and Westminster) Limited                                     100%
NTL Communications Limited                                             100%
NTL (County Durham) Limited                                            100%
NTL (CRUK) Limited                                                     100%
NTL (CWC) Corporation Limited                                          100%
NTL (CWC Holdings)                                                     100%
NTL (CWC) Limited                                                      100%
NTL (CWC) Management Limited                                           100%
NTL (CWC) No 2 Limited                                                 100%
NTL (CWC) No 3 Limited                                                 100%
NTL (CWC) No 4 Limited                                                 100%
NTL (CWC) Programming Limited                                          100%
NTL (CWC) UK                                                           100%
NTL Darlington Limited                                                 100%
NTL Derby Cablevision Holding Company                                  100%
NTL Digital Limited                                                    100%
NTL Digital Radio Limited                                              100%
NTL (Ealing) Limited                                                   100%
NTL (Eastbourne and Hastings) Limited                                  100%
NTL Equipment No 1 Limited                                             100%
NTL Equipment No 2 Limited                                             100%
NTL Fawnspring Limited                                                 100%
NTL (Fenland) Limited                                                  100%
NTL Glasgow                                                            100%
NTL Glasgow Holdings Limited                                           100%
NTL (Greenwich and Lewisham) Limited                                   100%
NTL Group Limited                                                      100%
NTL (Hampshire) Limited                                                100%
NTL (Harrogate) Limited                                                100%
NTL (Harrow) Limited                                                   100%
NTL Healthcare Plan Trustees Limited                                   100%
NTL Holdings (Broadland) Limited                                       100%
NTL Holdings (East London) Limited                                     100%
NTL Holdings (Fenland) Limited                                         100%
NTL Holdings (Leeds) Limited                                           100%
NTL Holdings (Norwich) Limited                                         100%
NTL Holdings (Peterborough) Limited                                    100%
NTL Internet Limited                                                   100%
NTL Internet Services Limited                                          100%
NTL Investment Holdings Limited                                        100%
NTL (Kent) Limited                                                     100%
NTL Kirklees                                                           100%
NTL Kirklees Holdings Limited                                          100%
NTL (Lambeth and Southwark) Limited                                    100%
NTL (Leeds) Limited                                                    100%
NTL Limited                                                            100%
NTL Manchester Cablevision Holding Company                             100%
NTL Microclock Services Limited                                        100%
NTL Midlands Limited                                                   100%
NTL Milton Keynes Limited                                              100%
NTL Mobile Communications Limited                                      100%
NTL Mobile Limited                                                     100%
NTL Networks Limited                                                   100%
NTL (Norwich) Limited                                                  100%
NTL Partcheer Company Limited                                          100%
NTL Pension Trustees Limited                                           100%
NTL (Peterborough) Limited                                             100%
NTL Radio Services Limited                                              75%
NTL Rectangle Limited                                                  100%
NTL Sideoffer Limited                                                  100%
NTL Solent Telephone and Cable TV Company Limited                      100%
NTL (Southampton and Eastleigh) Limited                                100%
NTL South Central Limited                                              100%
NTL (South East) Limited                                               100%
NTL South Hertfordshire Limited                                        33.3%
NTL (South London) Limited                                             100%
NTL South Wales Limited                                                100%
NTL Streetunique Projects Limited                                      100%
NTL Streetunit Projects Limited                                        100%
NTL Streetusual Services Limited                                       100%
NTL Streetvision Services Limited                                      100%
NTL Streetvital Services Limited                                       100%
NTL Streetwarm Services Limited                                        100%
NTL Streetwide Services Limited                                        100%
NTL Strikeagent Trading Limited                                        100%
NTL Strikeamount Trading Limited                                       100%
NTL Strikeapart Trading Limited                                        100%
NTL (Sunderland) Limited                                               100%
NTL Systems Limited                                                    100%
NTL Technical Support Company Limited                                  100%
NTL Teesside Limited                                                   100%
NTL Telecom Services Limited                                           100%
NTL Telephone Equipment Limited                                        100%
NTL (Thamesmead) Limited                                               100%
NTL Trustees Limited                                                   100%
NTL TWTV Holdings Limited                                              100%
NTL UK Telephone and Cable TV Holding Company Limited                  100%
NTL (V) Plan Pension Trustees Limited                                  100%
NTL (V) Limited                                                        100%
NTL (Wandsworth) Limited                                               100%
NTL (Wearside) Limited                                                 100%
NTL (West London) Limited                                              100%
NTL Westminster Limited                                                100%
NTL Winston Holdings Limited                                           100%
NTL Wirral Telephone and Cable TV Company                              100%
NTL (YorCan) Limited                                                   100%
NTL (York) Limited                                                     100%
Oxford Cable Limited                                                   100%
Premium TV Limited                                                     100%
Premium TV (Ventures) Limited                                          100%
Prospectre Limited                                                     100%
rangers.co.uk Limited                                                   50%
Scanners (Europe) Limited                                              100%
Scanners Television Outside Broadcasts Limited                         100%
School Sport Limited                                                   100%
Secure Backup Systems Limited                                          100%
Southern East Anglia Cable Limited                                     100%
Stafford Communications Limited                                        100%
Swindon Cable Limited                                                  100%
Tamworth Cable Communications Limited                                  100%
The Studio Channel Limited                                              50%
Two Way TV Limited                                                      38%
Virgin Net Limited                                                      49%
Vision Networks Services UK Limited                                    100%
Wessex Cable Limited                                                   100%
Workplace Technologies Trustees Company Limited                        100%
XL Debt Recovery Agency Limited                                        100%
X-Tant Limited                                                         100%


                                  Germany

Name                                                                 Ownership
----                                                                 ---------
eKabel Holdings GmbH                                                    32.5%


                            Republic of Ireland


Name                                                                 Ownership
----                                                                 ---------
NTL Communications (Galway) Limited                                     100%
NTL Construction Limited                                                100%
NTL Communications (Waterford) Limited                                  100%
NTL Dublin Cablesystems Limited                                         100%
NTL Communications (Ireland) Limited                                    100%


                             Republic of France


Name                                                                 Ownership
----                                                                 ---------
NTL Europe S.A.S.                                                       100%
Suez Lyonnaise Telecom SA                                                 27%


                                Switzerland


Name                                                                 Ownership
----                                                                 ---------
Cablecom GmbH (CC GmbH)                                                 100%
Balcab AG                                                               100%
Cablecom Kabelkommunikation GmbH                                        100%
Cablecom Engineering AG                                                 100%
Cablecom Business AG                                                    100%
Cablecom Management GmbH                                                100%
Cablecom Multimedia GmbH Lichtenstein                                   100%
Cable Connect Switzerland 1, CV                                         100%
Cable Connect Switzerland 2, CV                                         100%
Coditel SA                                                              100%
FGA Hagendorf AG                                                        100%
KASAG Kabelfernsehen Steckborn AG                                       58.5%
Nogenta Swiss Acquisition Holdings 1, BV                                100%
Nordex AG                                                               100%
NTL Cablecom Holding GmbH                                               100%
Rediffusion AG                                                          100%
Rera AG Immobiliengesellschaft                                          100%
Sitel SA Switzerland                                                    66.7%
Swiss Online AG                                                         100%
Teledistal AG                                                           58.3%
Telecarouge SA                                                           49%
Telelaveaux SA Switzerland                                              100%
Telesical SA Switzerland                                                100%
Urbanet SA                                                              100%
Video 2000 SA                                                            60%


                             Other Subsidiaries



Name                                                Jurisdiction                    Ownership
----                                                ------------                    ---------
NTL Insurance Limited                               Cayman Islands                  100%
Workplace Technologies(Hong Kong) Ltd               Hong Kong                       100%
NTL Broadcast Sdn Bhd                               Malaysia                        100%
Nogenta Holding BV                                  Netherlands                     100%
National Transcommunications Spain, S.L.            Spain                           100%
Sun Savings, SL                                     Spain                           100%
NTL LanBase, SL                                     Spain                           100%
B2 Bredband AB                                      Sweden                          34%
NTL Broadcast(Thailand) Ltd.                        Thailand                        100%
Klesch Kabel Partners (II) LP                       Bermuda                         100%
Nogenta Swedish Acquisition Holding BV              Netherlands                     100%







                                 EXHIBIT D

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                    DESCRIPTION OF NEW NTL COMMON STOCK






                    Description Of New NTL Common Stock

         The principal terms of the New NTL Common Stock to be issued by New NTL under the Plan shall be as follows:



Authorization:              600 million shares

Initial Issuance:           200 million fully-paid and non-assessable
                            shares (excluding shares issued in the
                            Offerings and upon exercise of the Series A
                            Warrants and the New NTL Management Incentive
                            Options)

Par Value:                  $0.01 per share

Voting Rights:              One vote per share held of record on all
                            matters submitted to a vote of holders of New
                            NTL Common Stock

Dividends:                  Holders entitled to receive proportionately
                            such dividends as may from time to time be declared by the board of directors of New NTL in respect of shares of New NTL Common Stock out of funds legally available for the payment of dividends

Results On                  In the event of liquidation, dissolution or
Liquidation,                winding-up, holders of shares of New NTL Common
Dissolution,                Stock would be entitled to share
Or Winding-Up:              proportionately in all of New NTL's assets
                            available for distribution after payment of D-1 liabilities and liquidation preference on any outstanding preferred stock of New NTL

Preemption Rights           None
And Redemption:







                                 EXHIBIT E

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                         SERIES A WARRANT AGREEMENT


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]













                                 EXHIBIT F

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                     EQUITY RIGHTS OFFERING PROCEDURES


                  [TO BE INCLUDED IN THE PLAN SUPPLEMENT]











                                 EXHIBIT G

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                   NOTEHOLDER ELECTION OPTION PROCEDURES


                  [TO BE INCLUDED IN THE PLAN SUPPLEMENT]









                                 EXHIBIT H

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                     DESCRIPTION OF EUROCO COMMON STOCK







                     Description Of Euroco Common Stock

The principal terms of the Euroco Common Stock to be issued by Euroco under the Plan shall be as follows:



Authorization:              60 million shares

Initial Issuance:           20 million fully-paid and non-assessable shares
                            (excluding shares issued upon exercise of the Euroco Management Incentive Options)

Par Value:                  $0.01 per share

Voting Rights:              One vote per share held of record on all
                            matters submitted to a vote of holders of Euroco Common Stock

Dividends:                  Holders entitled to receive proportionately
                            such dividends as may from time to time be declared by the board of directors of Euroco in respect of Euroco Common Stock out of funds legally available for the payment of dividends

Results On                  In the event of liquidation, dissolution or
Liquidation,                winding-up, holders of shares of Euroco Common
Dissolution,                Stock would be entitled to share
Or Winding-Up:              proportionately in all of Euroco's assets
                            available for distribution after payment of liabilities and liquidation preference on any outstanding preferred stock of Euroco

Preemption Rights           None
And Redemption:






                                 EXHIBIT I

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                   DESCRIPTION OF EUROCO PREFERRED STOCK




                   Description Of Euroco Preferred Stock

         The principal terms of the Euroco Preferred Stock to be issued by Euroco under the Plan shall be as follows:



Par Value:                      $0.01 per share

Aggregate Liquidation           $250 million plus (i) Aggregate Investments,
Preference:                     (ii) Euroco Cash, and (iii) accrued and
                                unpaid dividends

Liquidation Preference          $1,000, plus accrued and unpaid dividends
Per Share:

Dividend Rate:                  10% per annum, payable when, as, and
                                if declared by the board of directors of Euroco out of funds legally available for the payment of such dividends and to the extent not declared and paid on a semiannual dividend payment date, shall accrue on a semiannual basis and be payable on a redemption date out of funds legally available for the payment of dividends

Ranking: Senior to the Euroco Common Stock in respect of dividends and amounts distributable upon liquidation, dissolution and winding up

Optional Redemption             At liquidation preference, at any time
Rights:

Mandatory Redemption            Twenty years and one week.  Subject to earlier
Rights:                         redemption, at liquidation preference, in
                                whole or part, out of net proceeds from any sale, transfer or monetization of assets of Euroco, subject to funds legally available for the payment of such redemption

                                Immediately after the Effective Date, the board of directors of Euroco will elect to redeem at least $25 million of Euroco Preferred Stock, subject to funds legally available for the payment of such redemption

Conversion:                     None

Preemption:                     None









                                 EXHIBIT J

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                         TERMS OF SERIES A WARRANTS






                         Terms Of Series A Warrants

         The principal terms of the Series A Warrants to be issued by New NTL under the Plan shall be as follows:


Issuer:                     New NTL

Recipients:                 Series A Warrants (2,996,475) representing
                            1.13% of fully diluted shares (exclusive of New
                            NTL Management Incentive Options granted under the New NTL Management Incentive Plan) issuable to holders of Old Senior Preferred Stock
                            Interests

                            Series A Warrants (22,402,468) representing
                            8.45% of fully diluted shares (exclusive of New NTL Management Incentive Options granted under the New NTL Management Incentive Plan) issuable to holders of Old Junior Preferred Stock Interests

                            Series A Warrants (9,601,058) representing
                            3.62% of fully diluted shares (exclusive of New NTL Management Incentive Options granted under the New NTL Management Incentive Plan) issuable to holders of Old Common Stock Interests

                            Series A Warrants (15,000,000) representing
                            5.66% of fully diluted shares (exclusive of New NTL Management Incentive Options granted under the New NTL Management Incentive Plan) potentially issuable pursuant to the Offerings

Exercise Price:             $77.47 per share of New NTL Common Stock, which
                            assumes 162.5% recovery by the holders of the NTL CC Senior Notes, NTL CC Subordinated Notes, and Diamond Cable Notes

Expiration Date:            Eight years from the date of issuance

Adjustments:                The number of shares to be received upon
                            exercise of Series A Warrants will be subject to customary adjustment for stock splits, stock dividends, reverse stock splits, stock recapitalizations, and distributions of property (other than cash) to holders of New
                            NTL Common Stock

Change Of Control:          Cash Acquisition: In event of the acquisition
                            of New NTL in a transaction where the
                            consideration payable by the acquiror is all cash, the following will apply:

                            (x)(i) If the transaction is announced within one year of the Effective Date and the recovery of NTL CC Senior Notes, NTL CC Subordinated Notes and Diamond Cable Notes exceeds 70%; or

                            (ii) If the transaction is announced within two years of the Effective Date and the recovery of NTL CC Senior Notes, NTL CC Subordinated Notes and Diamond Cable Notes exceeds 85%; or

                            (iii) If the transaction is announced within three years of the Effective Date and the recovery of NTL CC Senior Notes, NTL CC Subordinated Notes and Diamond Cable Notes exceeds 100%; and

                            (y) the acquiring entity (including any direct or indirect shareholder that would constitute an "affiliate" (under applicable securities law) of such acquiring entity, the "Acquiror") is a publicly traded entity, the Series A Warrants would become warrants ("Acquiror Warrants") of the Acquiror

                            Acquiror Warrants will (a) have an expiration date identical to the expiration date of the Series A Warrant, (b) have an exercise price equal to the adjustment multiple multiplied by the fair market value of the Acquiror's stock (based on a 25 trading day average), and (c) be exercisable for a number of shares of the Acquiror's stock equal to the exercise price of the Series A Warrant divided by the exercise price of the Acquiror Warrant. "Adjustment multiple" will equal the ratio of the exercise price of the Series A Warrant to the cash consideration received by the holders of New NTL Common Stock in the acquisition

                            If the foregoing criteria are not met and a cash acquisition is announced within the first three years after the Effective Date, subject to consummation of such cash acquisition, the exercise price of the Series A Warrant will be adjusted so as to become equal to 90% of the per share value offered in the acquisition to holders of New NTL Common Stock and the acquisition will not be consummated until warrant holders have had at least 20 business days to exercise subsequent to such adjustment

                            Stock Acquisition: In the event of an
                            acquisition of New NTL for all stock, the Series A Warrants would remain outstanding (until the Expiration Date) and would be exercisable into stock of the acquiror at the exchange ratio in the transaction

Mixed Consideration:        The parties will negotiate in good faith to
                            develop an appropriate methodology for
                            adjustment in these circumstances

Restrictions On             Transfers only in compliance with applicable
Transfer:                   securities laws

Governing Law:              New York









                                 EXHIBIT K

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                   NEW NTL REGISTRATION RIGHTS AGREEMENT


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]







                                 EXHIBIT L

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                    EUROCO REGISTRATION RIGHTS AGREEMENT


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]








                                 EXHIBIT M

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                        FORM OF EMPLOYMENT AGREEMENT


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]








                                 EXHIBIT N

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                          NEW NTL RIGHTS AGREEMENT


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]






                                 EXHIBIT O

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                          EUROCO RIGHTS AGREEMENT


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]








                                 EXHIBIT P

                                     TO

                    AMENDED JOINT REORGANIZATION PLAN OF
                 NTL INCORPORATED AND CERTAIN SUBSIDIARIES




                         EFFECTUATING TRANSACTIONS


                    [TO BE INCLUDED IN PLAN SUPPLEMENT]